Exhibit 10.23


                           OFFICE LEASE AGREEMENT

     LANDLORD:         PARKWOOD PROPERTIES CORP.

     TENANT:           CAPITAL FACTORS HOLDING, INC.

     RENTABLE SQ.FT.:  14,196

     SPACE:            ENTIRE FIFTH FLOOR

     INITIAL TERM:     TEN (10) YEARS AND THREE (3) MONTHS




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                                TABLE OF CONTENTS

                                                     PAGE
1.     THE PREMISES AND TERM...........................1
2.     POSSESSION......................................2
3.     MONTHLY RENT....................................3
4.     ADDITIONAL RENT.................................3
5.     USE; EXCLUSIVITY................................10
6.     ACCEPTANCE OF PREMISES..........................11
7.     TENANT'S CARE...................................11
8.     BUILDING HOURS OF OPERATION.....................13
9.     LANDLORD SERVICES...............................13
10.    DESTRUCTION OR DAMAGE TO THE PREMISES AND
          WAIVER OF SUBROGATION........................15
11.    DEFAULT BY TENANT- LANDLORD'S REMEDIES..........17
12.    LANDLORD'S LIABILITY............................19
13.    ASSIGNMENT AND SUBLETTING.......................19
14.    CONDEMNATION....................................22
15.    INSPECTIONS AND ACCESS TO PREMISES..............23
16.    SUBORDINATION...................................23
17.    INDEMNITY.......................................24
18.    INSURANCE.......................................25
19.    FINANCIAL REPORTS...............................25
20.    HOLDING OVER....................................25
21.    ENTIRE AGREEMENT - NO WAIVER....................26
22.    WAIVER OF JURY TRIAL............................26
23.    HEADINGS........................................26
24.    NOTICES.........................................26
25.    HEIRS AND ASSIGNS - PARTIES.....................27
26.    ATTORNEYS' FEES.................................27
27.  TIME OF ESSENCE...................................27


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28.    SECURITY DEPOSIT................................27
29.    TENANT BUILDOUT; BUILDOUT ALLOWANCE.............28
30.    PARKING ARRANGEMENTS AND COMMON AREAS...........29
31.    RULES AND REGULATIONS...........................30
32.    BROKER..........................................30
33.    PUBLIC AREAS....................................31
34.    QUIET ENJOYMENT.................................31
35.    FORCE MAJEURE...................................31
36.    RELATIONSHIP OF THE PARTIES.....................31
37.    AUTHORITY.......................................31
38.    RADON GAS.......................................32
39.    HAZARDOUS WASTE.................................32
40.    SAVING PROVISION................................33
41.    REMEDIES CUMULATIVE.............................33
42.    EFFECTIVENESS OF LEASE..........................33
43.    RIGHT OF FIRST OFFER............................33
44.    MONUMENT SIGNAGE................................34
45.    LANDLORD DEFAULT................................35
46.    GOVERNING LAW...................................35
47.    COUNTERPARTS....................................35

LIST OF EXHIBITS

EXHIBIT A:          Floor Plan
EXHIBIT B:          Rent Schedule
EXHIBIT C:          Description of Project/Common Area Spine
EXHIBIT D:          Description of Property
EXHIBIT E:          Rules and Regulations
EXHIBIT F:          Tenant Buildout Allowance
EXHIBIT G:          Description of Securities Brokerage
EXHIBIT H:          Monument Sign
EXHIBIT I:          General Location of Canopied Parking Spaces



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                             OFFICE LEASE AGREEMENT

         THIS OFFICE LEASE AGREEMENT ("Lease") is made this 30th day of October, 1996 (the "Effective Date"), by and between PARKWOOD PROPERTIES CORP., a New York corporation (the "Landlord"), whose address is c/o Southcoast Partners, Inc., as agents for Parkwood Properties Corp., 150 East Palmetto Park Road, Suite 750, Boca Raton, Florida 33432, and CAPITAL FACTORS HOLDING, INC., a Florida corporation (the "Tenant"), whose address is: (subsequent to the Commencement Date) 120 East Palmetto Park Road, 5th Floor, Boca Raton, Florida 33432.

         1. THE PREMISES AND TERM.

            A. INITIAL TERM. Landlord, for and in consideration of the rents hereinafter reserved and of the covenants, agreements and conditions hereinafter set forth, to be kept and performed on the part of Tenant, hereby leases to Tenant, and Tenant hereby rents and leases from Landlord the following described space (the "Premises") as outlined in red on the floor plans attached hereto and made a part hereof as Exhibit A:

                 Rentable Square Feet:              14,196

                 Useable Square Feet:               12,838

                 Space:                             Entire Fifth (5th Floor)

located in the building hereinafter described which is located on the Property (defined below) (the "Building"):

                 Building:  Merrill Lynch Building

                 Address:   120 East Palmetto Park Road

                 City:      Boca Raton

                 County:    Palm Beach

                 State:     Florida


together with the continuous right, subject to applicable rules and regulations, to use the Common Areas (defined below), Project Common Areas (defined below), Parking Areas (defined below) and the Common Area Spine (defined below) and the improvements and facilities located thereon which are designated for the nonexclusive use of occupants of the Building in common with Landlord and the tenants and occupants of the Building and the Project (defined below) and their respective agents, employees, and invitees, for a term to commence on the Commencement Date (defined below) and end at midnight on the day immediately prior to the ten (10) year and three (3) month anniversary of the first day of the first full month after the Commencement Date unless the Commencement Date shall be the first day of the month, in which event the term shall end on the ten (10) year and three (3) month anniversary of the Commencement Date, such period being the term of this Lease (the "Initial Term"). For purposes of this Lease, the term Commencement Date shall mean the date that the Tenant Buildout (defined below) are substantially complete (the "Commencement Date"). For purposes of this Lease, the term "substantially complete" when used in connection with the term Tenant Buildout shall mean that the Tenant Buildout are completed substantially in accordance with the plans and specifications for the Tenant Buildout. The Tenant Buildout shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of the work, mechanical adjustment, or decoration remain to be performed. The estimated date for substantial completion of the Tenant Buildout and the estimated Commencement Date is January 1, 1997. However, should Landlord fail to substantially complete the Tenant Buildout within one hundred eighty (180) days of the said estimated date of substantial completion of the Tenant Buildout,


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extended for delays caused by Force Majeure (defined below) or by Tenant, then
Tenant shall have the right to terminate this Lease by Notice (defined below) to Landlord given on or before the end of such one hundred eighty (180) day period, as extended as hereinbefore provided.

         B. RENEWAL TERM(S): Provided this Lease shall not have been cancelled pursuant to the other provisions of this Lease, and provided further that at the time Tenant exercises its renewal option Tenant shall not then be in default of this Lease beyond any applicable notice and cure period, then Tenant shall have an option to renew the term of this Lease as to all of the Premises then leased hereunder for two (2) additional renewal terms of five (5) years each (collectively the "Renewal Terms" and each separately a "Renewal Term"), commencing on the date immediately following the last day of the preceding term. To be effective, Tenant shall exercise this option for the first Renewal Term by delivering to Landlord no less than ten (10) months' Notice of such election prior to the expiration of the Initial Term. Provided that Tenant has exercised the first Renewal Term and is not then in default of this Lease beyond any applicable notice and cure period, Tenant shall have the right to renew the term of this Lease for an additional five (5) year term by delivering to Landlord no less than ten (10) months' Notice of such election prior to the expiration of the first Renewal Term. The Renewal Term(s) shall be on the same terms as the Initial Term, except that the Base Rent (defined below) shall be as reflected on Exhibit B, there shall be no free Rent period, no Buildout Allowance, no exception for latent defects under Paragraph 6 hereof, and no additional Renewal Terms. Provided Tenant exercises its option for the first Renewal Term, Base Rent for the first Lease Year of the first Renewal Term has been determined in accordance with Exhibit B hereto, and Tenant is not in default hereunder, Landlord agrees to contribute no more than $5.00 per rentable square foot of the Premises initially demised hereunder toward the cost of redecorating and refurbishing the initially demised Premises by Tenant. Provided that Tenant expends no less than $4.00 per rentable square foot of the initially demised Premises on redecorating and refurbishing the initially demised Premises during the first Lease Year of the first Renewal Term, Landlord will pay to Tenant an amount equal to the lesser of (i) $5.00 per rentable square foot of the Premises initially demised hereunder or (ii) such lesser amount as is actually expended by Tenant in redecorating and refurbishing the initially demised Premises during the first Lease Year of the first Renewal Term, within thirty (30) days after Landlord's receipt of paid invoices indicating that Tenant has spent not less than $4.00 per rentable square foot of the Premises initially demised hereunder toward the cost of redecorating and refurbishing the initially demised Premises during the first Lease Year of the first Renewal Term. There shall be no refurbishment allowance for the second Renewal Term.

         If Tenant fails or omits to give Landlord Notice of its election to renew this Lease upon the terms set forth herein and within the prescribed time or if Tenant is in default of the Lease beyond applicable notice and cure periods at the time Tenant attempts to exercise its Renewal Option, then it shall be deemed without further notice and without further agreement, that Tenant elected not to exercise the option to extend the term of this Lease and the Renewal Option(s) shall be null and void and of no further force or effect. Either party, if requested, agrees to enter into a Lease amendment reflecting the leasing of the Premises for the Renewal Term.

         2.       POSSESSION.

         Notwithstanding the estimated Commencement Date of the Initial Term as set forth in Paragraph 1 herein, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date because the Premises are not ready for occupancy, or for any other reason or cause, Landlord and its agents shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant, except as provided in Paragraph 1 herein. In the event of any delay in the Commencement Date, the Initial Term shall begin on the so-delayed Commencement Date and end on the date provided for in Paragraph 1 herein. After the determination of the Commencement Date, Tenant agrees, upon demand of Landlord, to execute, acknowledge and deliver to Landlord an instrument, in form satisfactory to Landlord, which sets forth the Commencement Date and the end of the Initial Term.

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         3.       MONTHLY RENT.

         Tenant shall pay to Landlord, or to any successor thereto named by Landlord, at the address described above or at such other place as Landlord may designate by Notice, without notice or demand and without deduction, abatement, counterclaim, or setoff whatsoever, except as may be expressly noted and authorized under the terms of this Lease, annual rent at the rate set forth on Exhibit B attached hereto and incorporated herein by reference (the "Base Rent") payable in lawful money of the United States in equal monthly installments (the "Monthly Rent"). The first Monthly Rent, together with Additional Rent (defined below), and Sales Tax (defined below) thereon installment, payable for the "Fourth Month" (defined below) of the Initial Term shall be paid by Tenant to Landlord simultaneously with Tenant's delivery to Landlord of the Tenant executed counterparts of this Lease. All subsequent Monthly Rents shall be due in advance on the first day of each calendar month during the Initial Term, beginning with the month next succeeding the Fourth Month, together with payment of all Additional Rent, and together with Sales Tax. Tenant shall not be required to pay Base Rent or Monthly Rent for the first three (3) months of the Initial Term; however, Additional Rent and all other sums due hereunder shall be payable for the first three (3) months of the Initial Term and shall be paid in monthly installments beginning on the first day of the Initial Term. The term "Lease Year", as used herein, (i) shall mean the twelve (12) month period beginning with the first day of the Fourth Month, and each twelve (12) month period thereafter occurring during the Initial Term of this Lease, and (ii) in the event this Lease expires or terminates on a date other than the date determined pursuant to Paragraph 1 hereof, then the term "Lease Year" shall also mean the period from the end of the preceding Lease Year to the date of said expiration or termination of this Lease. Notwithstanding anything to the contrary contained herein, in the event the Commencement Date is other than the first day of a calendar month, then Tenant shall pay to Landlord on the date that is three (3) months from the Commencement Date a sum equal to the per diem Monthly Rent for the number of days from the date which is three (3) months from the Commencement Date to the last day of that month. The month following the month in which the date occurs that is three (3) months from the Commencement Date is referred to as the "Fourth Month." In the event this Lease terminates on a day other than the date determined in accordance with Paragraph 1 hereof, the Monthly Rent shall be equitably adjusted. Any Rent not paid within seven (7) days after its due date shall be subject to a late charge of One Hundred Dollars ($100.00) plus Twenty-Five and No/100 Dollars ($25.00) per day for each day after the seventh (7th) day of delinquency until the Rent payment is received. For example, if the Rent payment is twelve (12) days late, a late charge of $225.00 shall be due and payable.

         4.       ADDITIONAL RENT.

                   A. DEFINITIONS. As used herein:

                        (i) "COMMON AREAS" shall mean all portions of the Building and the Property not intended as leasable area, including, but not limited to, (if any) public lobbies, elevators, doorways leading into the Building, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, mechanical rooms, washrooms, toilets, and other public facilities, and other areas of the Building and the Property which are provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons, and customers.

                        (ii) "COST OF OPERATION AND MAINTENANCE" shall mean, subject to the exclusions and limitations set forth in this Subsection 4A(ii), all costs and expenses incurred by Landlord in operating, repairing, maintaining and Improving (defined below) to the Building, Property, Common Areas, Common Area Spine, Parking Areas and Project Common Areas, as determined in accordance with generally accepted accounting principles consistently applied on a cash basis, including without limitation, all Improvements (defined below), equipment, systems and Parking Areas designated to service occupants of the Building, whether now existing or hereafter constructed and including, without limitation, as they relate to the Building, Property, Common Areas, Common Area Spine, Parking Areas and Project Common Areas, (1) costs in providing rubbish and waste pickup and disposal, if any; (2) costs of janitorial services and window cleaning (including materials, supplies, lightbulbs and ballasts, equipment and tools therefor, and rental costs.

related to any of the foregoing) and contracts with third parties to provide such services or supplies; (3) costs of providing all forms of security;
(4) insurance premiums for, without limitation, property, rental interruption, liability and any other types of insurance carried by Landlord, the costs of which may include a reasonable allocation of a portion of the premium of a blanket insurance policy maintained by Landlord; (5) costs of electricity, water, sewer, and other utility charges, but excluding any utility charges paid directly by any tenant of the Building (including Tenant) to any utility provider; (6) costs of operation, maintenance, and repair including, without limitation, the roof, all floor, wall and window coverings and personal property, systems such as heat, ventilation and air conditioning, fire prevention sprinkler systems, elevators, escalators, and all other mechanical or electrical systems serving such facilities and service agreements for all such systems and equipment; (7) license, permit and inspection fees; (8) wages, salaries, employee benefits and taxes (or a reasonable allocation of the foregoing) for on-site personnel working full or part time in connection with operation, maintenance and management; (9) reasonable accounting and legal services associated with the Building and/or the Project; (10) management fees (including fees paid to Landlord if Landlord manages the Building and/or the Project) not to exceed the customary or reasonable management fee charged in the southeast Florida market, and Landlord's administrative costs, such as postage, stationery, photocopy expenses, and other management office supplies; (11) costs of indoor and outdoor landscaping including, without limitation, planting, replacing, and replanting of flowers and bushes, and the maintenance thereof;
(12) expenses and fees, including reasonable legal fees and costs, reasonably incurred contesting the validity or applicability of any governmental enactments, including taxes; (13) costs of any parking validation program enacted by Landlord in which Tenant has a right to participate; (14) cost of operation,, maintenance and repairs of any equipment to supply music or to provide intercom capability; (15) cost of compliance with any fire, safety or other governmental rules, regulations, laws, statutes, ordinances or requirements imposed by any governmental authority or insurance company; (16) the cost of any Study (defined below); (17) the current amortization portion of Required Capital Improvements (defined below) and Cost Saving Improvements (defined below), amortized on a straight-line basis for ten (10) years or over the useful life of such improvement, as determined in accordance with generally accepted accounting principles, whichever is less; (18) the cost of all replacements or capital repairs (hereinafter "Replacements") made in lieu of repairs when such Replacement is reasonably necessary in accordance with sound management and operating principles, notwithstanding that the Replacement item is of superior quality, design or utility to the item being replaced, but only to the extent such quality, design or utility shall not exceed the standard for the same currently prevailing for comparable first-class office buildings located in the southeast Florida market, such cost to be amortized or depreciated, as the case may be, on a straight-line basis over the useful life of the Replacement in question, but in no event more than ten (10) years, as commercially reasonably determined by Landlord, and included in the Cost of Operation and Maintenance until such cost has been fully amortized or depreciated. "Required Capital Improvements" shall mean any capital improvements or any replacements made in or to any portion of the Project or improvements located thereon, including, without limitation, the Building, the Property, the Common Areas, the Common Area Spine, the Parking Areas and the Project Common Areas, in order to conform to any law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Building, the Property, the Common Areas, the Common Area Spine, the Parking Areas and the Project Common Areas, as the case may be, and replacements of capital improvements at the end of their useful life, "Cost Saving Improvements" shall mean any capital improvements or replacements which are intended, in Landlord's reasonable judgment, to reduce, stabilize or limit increases in the Cost of Operation and Maintenance; for Cost Saving Improvements costing more than $100,000.00, Landlord's reasonable judgment shall be based upon a study and analysis made by or on behalf of Landlord of the projected cost savings to be realized from making such capital improvements (the "Study"). "Improvements" shall mean any improvement that is a Required Capital Improvement or a Cost Saving Improvement. "Improving" shall mean the construction of any Improvement.

                        The Taxes and Cost of Operation and Maintenance of the Common Areas, Project Common Areas, Common Area Spine and Parking Areas shall be reasonably apportioned among the buildings located within the Project whose tenants have the non-exclusive right to utilize such Common Areas, Project Common Areas, Common Area Spine or Parking Areas, as the case may be, taking into account which and to what extent tenants or occupants of improvements located within the Project benefit from the Common Areas, Common Area Spine, Project Common Areas and Parking Areas. Tenant shall pay Tenant's Proportionate Share (defined below) of Taxes and the Cost of Operation and Maintenance as hereinafter provided.

                        Notwithstanding any other provisions of this Lease to the contrary, the Cost of Operation and Maintenance shall be deemed to specifically exclude the following:

                        (a) costs and expenses incurred in connection with lease, sublease and/or lease assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including, without limitation, leasing commissions, attorneys' fees, consulting fees and space planning costs; (b) tenant allowances, monetary inducements and other costs of installation of tenant improvements and decorations (including permit, licensing and inspection fees) incurred in connection with preparing space for a new tenant or the cost of renovating or otherwise improving, decorating, painting or redecorating space of existing tenants or vacant space available for lease;

                         (c) accountants' fees and costs, attorneys' fees and
court costs and other such professional expenses incurred by Landlord in connection with (1) negotiations or disputes with existing tenants (unless such disputes are with a majority of all tenants in the Building [based upon rentable square footage] in which case such legal expenses will be included to the extent Landlord prevails in any such dispute) or prospective tenants, management agents, brokers, purchasers, or mortgagees of the Building or in enforcing remedies in the event of tenant defaults and/or (2) any mortgaging, financing, refinancing, development, sale, or change of ownership of the Project or Building, or the modification of any ground lease, air rights lease, or any other lease or sublease to, or assumed, directly or indirectly by, Landlord;

                         (d) amounts for which Landlord is entitled to be
reimbursed by tenants, or insurers (other than through payment of its proportionate share of Cost of Operation and Maintenance) or for which any tenant pays or is to pay third persons;

                         (e) interest, principal, points and fees on debt or
amortization payments on any mortgages or any other debt instruments encumbering the Building and rental under any ground lease;

                         (f) expenses paid by Landlord for the advertising and
promotion of rental space in the Building and Project and the cost of signage within or on the Project identifying the owner and/or managing agent of the Building;

                         (g) depreciation expense on the Building;

                         (h) Landlord's general overhead and general
administrative expenses which would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied on a cash basis;

                         (i) costs arising from Landlord's charitable or
political contributions;

                         (j) the cost of sculpture, paintings or other objects
of art;

                         (k) costs related to maintaining Landlord's legal
existence, including by way of example but not limitation, trustee's fees, annual fees, organizational and administrative expenses and accounting fees (other than with respect to the Building's operations);

                         (l) fees and costs paid to subsidiaries or affiliates
of Landlord for providing services or products to the Building (other than management services) to the extent such fees and costs exceed the customary fees of non-affiliated entities rendering comparable services or providing comparable products on competitive terms in other first-class office buildings located in the southeast Florida market;

                         (m) rentals for items (except when needed in connection
with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

                         (n) tax penalties incurred as a result of Landlord's
negligence, inability, or unwillingness to make payments and/or to file any income tax or informational returns when due;

                         (o) the costs incurred by Landlord to cure any code
violations or patent defects in the original construction of the Building, or latent defects in the original construction of the Building as to which Tenant has given Notice to Landlord prior to the first anniversary of the Commencement Date; and

                         (p) electric power costs for which any tenant directly
contracts with the local public service company.

                    (iii) "GARAGE(S)" shall mean any parking garage subsequently constructed within the Project and designated for non-exclusive use by Tenant and its employees, guests and invitees. The term "Garage(s)" shall not include any Parking Area not available for use by Tenant or its invitees, employees or customers.

                    (iv) "LANDLORD'S STATEMENT" shall mean an instrument containing a reasonable computation of any Additional Rent due, itemized by expense category in reasonable detail, pursuant to the provisions of this Paragraph 4.

                    (v) "OPERATIONAL YEAR" shall mean a calendar year.

                    (vi) "PARKING AREAS" shall mean the Garage(s) and any other parking areas designated to service occupants of the Building, whether now existing or hereafter constructed, including parking areas that contain reserved parking spaces for tenants of the Project. Paragraph 30 hereof contains provisions relating to the use of Parking Areas.

                    (vii) "PROJECT" shall mean the parcel of land situated in Palm Beach County, Florida, more particularly described on Exhibit C attached hereto of which the Property is a portion, together with any additional land located adjacent to the land depicted on Exhibit C that is subsequently acquired or disposed of by Landlord. The Project is comprised of approximately 9.5 acres of land generally bordered on the north by Palmetto Park Road, the east by Mizner Boulevard, the west by Federal Highway and the south by S.E. First Street. At Landlord's election the Project may be divided into eastern and western halves, with a Common Area Spine as generally described on Exhibit C. If and when the Common Area Spine is constructed, at Landlord's or a third party's sole cost and expense, the Common Area Spine and westerly portion of the Project as created by the Common Area Spine will be separately assessed for tax purposes, and separately accounted for expense purposes. Excluding initial construction expenses, all Cost of Operation and Maintenance for the Common Area Spine, including Taxes, will be shared equally by the properties located east and west of the Common Area Spine. Expenses of the western half will be further allocated on a reasonable basis among the tenants of all improvements located on the western side of the Common Area Spine. The basis for such allocation shall be supplied by Landlord to Tenant in writing. Notwithstanding the foregoing, Landlord and Tenant agree that the allocation of expenses based on leased rentable square feet to total rentable square feet of the western half of the Project, which in no event will be less than 78,969 rentable square feet, shall be a reasonable manner of allocation. The square footage of the Garage(s) will not be included in calculations of total rentable square feet of buildings on the western half of the Project.

                    (viii) "PROJECT COMMON AREAS" shall mean all improved portions of the Project not intended as leasable areas (including the Common Area Spine) which are provided by Landlord for the general non-exclusive use of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers of any leasable improvements located in the Project and expressly excluding any Common Areas and Parking Areas and any common areas or common facilities located in another building constructed in the Project or dedicated for the use of tenants of other improvements located in the Project and not available for use by Tenant or its employees, invitees or customers.

                    (ix) "PROPERTY" shall mean the parcel of land situated in Palm Beach County, Florida, more particularly described on Exhibit D attached hereto on which is situated the Building together with any additional land located adjacent to the land depicted on Exhibit D that is subsequently acquired or disposed of by Landlord. The definition of "Property" shall be revised to exclude any land lying beneath any Garage(s) and other buildings (other than the Building) constructed upon the portion of the Project lying west of the Common Area Spine. The foregoing adjustment shall be made once a Certificate of Occupancy is issued for any such improvements.

                    (x) "TAXES" shall mean all real estate taxes, assessments, special or otherwise, sewer rents, rates and charges, water rents, rates and charges, or any other charge of a governmental authority of a similar or dissimilar nature, of any kind, which may be levied or assessed upon or with respect to the Building, Parking Areas, the Property, Project Common Areas, Common Area Spine and Common Areas, and all taxes or charges levied on the Monthly Rent and/or Additional Rent or the gross receipts from the Building and/or Garage(s) which are in lieu of or a substitute for, any other tax or assessment or charge upon or with respect to the Building, Property, Parking Areas, Project Common Areas, Common Area Spine and Common Areas. If assessments are paid in annual or other installments, there shall be deemed included in Taxes for each Lease Year (and for that period of the Initial Term hereunder which precedes the beginning of the first Lease Year hereunder) the annual installment or total number of other installments of such assessment becoming payable during such Lease year (or that period of the Initial Term hereunder which precedes the beginning of the first Lease Year hereunder, as the case may
be), together with interest payable during such period, on such installment and all installments thereafter becoming due as provided by law, all as if such assessments had been so divided. Taxes shall not be deemed to include: (a) franchise or similar taxes of Landlord, or (b) income, excess profits or other taxes, if any, of Landlord, except to the extent such taxes are in lieu of or a substitute for any other tax, assessment or charge upon the Building, Property, Parking Areas, Project Common Areas, Common Area Spine and Common Areas which, if such other tax, assessment or charge were in effect, would be payable by Tenant as provided above, in which event such taxes shall be computed as if the Building, Property, Parking Areas, Project Common Areas, Common Area Spine and Common Areas were the only property of Landlord, and the rent hereunder the only income of Landlord. Notwithstanding anything contained herein to the contrary, Taxes shall not include any Sales Tax payable by Tenant pursuant to any other provision of this Lease. Further, Taxes do not include interest, fines or other penalties due or payable by Landlord as a result of Landlord's failure to make payments and/or file any tax or informational returns when due. Landlord shall calculate Taxes on the basis of the maximum discount available for early payment, provided Tenant is not in default in the payment of Base Rent.

                    (xi) "TAX YEAR" shall mean the period of 12 months commencing on January 1st of each year or such other 12 month period as may hereafter be duly adopted as the fiscal year from real estate tax purposes for Palm Beach County or other applicable governmental authority.

                    (xii) "TENANT'S PROJECTED SHARE" shall mean Tenant's Proportionate Share multiplied by Landlord's written estimate of the Cost of Operation and Maintenance for the ensuing Operational Year.

                    (xiii) "TENANT'S PROPORTIONATE SHARE" shall mean twenty-one and twenty-three one-hundredths percent (21.23%), which is the percentage which the rentable square feet of the Premises bears to one hundred percent (100%) of the rentable square feet contained within the

Building. For purposes of this calculation, one hundred percent (100%) of the rentable square feet contained in the Building equals 66,855 square feet.

                  B.  CAP ON COST OF OPERATION AND MAINTENANCE.

                      Notwithstanding anything to the contrary contained herein, beginning with the Operational Year 1997, Tenant's Proportionate Share of the Cost of Operation and Maintenance in the aggregate shall not exceed $5.00 per rentable square foot of the Premises per annum (the "Expense Cap"); provided, however, the Expense Cap shall not apply to the costs of utility services, insurance or to Taxes. Further provided the Expense Cap shall escalate each Operational Year over the prior Operational Year at a rate of five percent (5%) per annum (compounded annually). Thus, for example, the Expense Cap for Operational Year 1998 will be $5.25 in the aggregate per rentable square foot of the Premises, and the Expense Cap for Operational Year 1999 will be $5.51 in the aggregate per rentable square foot of the Premises. Tenant shall pay the lesser of (i) Tenant's Proportionate Share of the Cost of Operations and Maintenance or
(ii) $5.00 per rentable square foot of the Premises per annum, as escalated in accordance with the foregoing provisions of this Paragraph 4B, commencing in Operational Year 1997, provided that the Commencement Date and issuance of a certificate of occupancy for the Building occurs prior to July 1, 1997. If issuance of the certificate of occupancy occurs and the Commencement Date occurs subsequent to July 1, 1997, the Expense Cap of $5.00 per rentable square foot of the Premises shall apply to the 1998 Operational Year and shall increase thereafter at the rate of five percent (5%) per annum (compounded annually).

                  C. TAXES.

                     (i) Tenant shall pay as Additional Rent accruing from the Commencement Date a sum equal to Tenant's Proportionate Share of the Taxes for each Tax Year during the term of this Lease for the Building and the Property. Tenant shall also pay as Additional Rent a sum equal to Tenant's Proportionate Share of the Taxes for Project Common Areas, the Common Area Spine and Parking Areas that are allocable to tenants of the Building pursuant to the terms of this Lease. Subsequent to the issuance of the bill for Taxes, Landlord shall give Notice of such Taxes to Tenant which Notice shall include a copy of such bill, together with Landlord's Statement for Taxes, and Tenant shall pay the Additional Rent set forth on such Statement within thirty (30) days such Notice is given. Landlord, at its option, may require Tenant to make monthly payments on account of Tenant's Proportionate Share of Taxes payable for the Tax Years immediately following delivery of the first Landlord's Statement for Taxes. Landlord's Statement of Taxes shall set forth the amount of said monthly payments, which shall be credited to Tenant's obligation to pay Additional Rent under this Subsection 4C(i) for the applicable succeeding Tax Year. Landlord agrees to regularly review Taxes for the Building, Parking Areas, Common Area Spine, Project Common Area, and Property and to contest or negotiate the amount thereof with the appropriate governmental or regulatory authority if Landlord determines it is reasonably prudent to contest the Taxes. The cost of any such contest or negotiation shall be a Cost of Operation and Maintenance regardless of Landlord's success. In the event that after a Landlord's Statement for Taxes has been sent to Tenant and Tenant has paid Additional Rent for such Taxes, an assessed valuation which had been utilized in computing the Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) and as a result thereof a refund of Taxes is received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall reimburse Tenant in the amount of Tenant's Proportionate Share of such refund.

                    (ii) Any payment of Additional Rent or refunds due to Tenant hereunder for any period of less than a full Tax Year, or any adjustment required due to Tenant hereunder for any period of less than a full Tax Year, or any adjustment required due to the change in the area of the Premises, shall be equitably prorated to reflect any such event.

                  D.  OPERATING EXPENSES.

                      (i) Commencing with the first Operational Year and accruing from the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant's Projected Share of the Cost of Operation and Maintenance for the Building and Property and Tenant's Proportionate Share of the Cost of Operation and Maintenance for Project Common Areas, the Common Area Spine and Parking Areas that are allocable to tenants of the Building pursuant to the terms of this Lease during such Operational Year. During the month of December preceding each Operational Year, Landlord shall furnish Tenant by Notice a written statement, itemized in reasonable detail, of the estimated Cost of Operation and Maintenance for such year setting forth Tenant's Projected Share of the Cost of Operation and Maintenance for the Building and Property and of the Costs of Operation and Maintenance for Project Common Areas, the Common Area Spine and Parking Areas that are allocable to tenants of the Building pursuant to the terms of this Lease during such Operational Year and Tenant shall pay same to Landlord as Additional Rent. Tenant's Projected Share shall be divided by 12 and shall be payable on the first day of each month, beginning on the first day of such ensuing Operational Year. If said statement is furnished to Tenant after the commencement of such Operational Year, Tenant shall nonetheless be obligated to pay, as part of its next installment of Monthly Rent and Additional Rent, Tenant's Projected Share for the period which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Statement is furnished to Tenant.

                       (ii) Within six (6) months from the end of each Operational Year, Landlord shall furnish to Tenant by Notice a written statement, itemized in reasonable detail, of the actual Cost of Operation and Maintenance incurred for such Operational Year and Tenant's Proportionate Share of the Cost of Operation and Maintenance of the Building and Property and Tenant's Proportionate Share of the Cost of Operation and Maintenance for Project Common Areas, the Common Area Spine and Parking Areas that are allocable to tenants of the Building pursuant to the terms of this Lease during such Operational Year ("Landlord's Statement of Operation and Maintenance"). If the Landlord's Statement of Operation and Maintenance shall indicate that Tenant's Projected Share paid by Tenant for such Operational Year exceeded Tenant's Proportionate Share for such Operational Year, Landlord, at Landlord's option, shall forthwith either (1) pay the amount of excess directly to Tenant within thirty (30) days of Tenant's receipt of such Statement or (2) permit Tenant to credit the amount of such excess against the subsequent payment of Additional Rent due hereunder. If Landlord's Statement of Operation and Maintenance shall indicate that Tenant's Proportionate Share exceeds Tenant's Projected Share for that Operational Year, Tenant shall forthwith pay Landlord within thirty (30) days after Tenant's receipt of such Statement, the amount of such excess.

                  E. APPORTIONMENT OF ADDITIONAL RENT. If the Term of this Lease shall begin on a date other than January 1 or end on a date other than December 31st, any Additional Rent for the year in which the Commencement Date or the date of expiration of the term shall occur, as the case may be, shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31st or from the first day of such Lease Year to such date of expiration, both inclusive, as the case may be, shall bear to the total number of days in the calendar year in which such expiration occurs.

                  F.  LANDLORD'S STATEMENTS.

                      (i) Landlord's failure to render Landlord's Statement of Taxes or Landlord's Statement of Operation and Maintenance (each a "Landlord's Statement"), with respect to any Operational Year or Tax Year, or Landlord's delay in rendering such Statement beyond a date specified herein, shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Operational Year or Tax Year. The obligations of Landlord and Tenant under the provisions of Paragraph 4 with respect to any Additional Rent shall survive the expiration or any sooner termination of this Lease.

                        (ii) Each Landlord's Statement of Taxes and Landlord's Statement of Operation and Maintenance shall be conclusive and binding upon Tenant, unless within three (3) months after receipt of such Landlord's Statement, Tenant shall give Notice to Landlord that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect (the " Three Month Notice"). If the Three Month Notice is sent, Tenant, its authorized agents, representatives and accountants, shall have the right within the sixty
(60) days following the giving of the Three Month Notice to audit Landlord's Statement and Landlord's books and records relating to the same to verify that Landlord's Statement has been determined in accordance with the terms of this Lease. Any such audit shall be conducted during normal business hours at Landlord's convenience, so long as the audit is permitted to commence within thirty (30) days of Tenant's request. In conducting its audit, Tenant and its authorized agents, representatives, and accountants shall have full access to Landlord's books and records. Any such audit shall be at Tenant's sole cost and expense unless the audit reveals an overcharge of more than five percent (5%) of Tenant's Proportionate Share of Cost of Operation and Maintenance or of Taxes, as the case may be, in which event Landlord shall, upon Notice from Tenant demanding payment, pay the reasonable costs of the audit. If the audit reveals an undercharge or an overcharge, then the amount due from Tenant shall be appropriately adjusted to the extent indicated in accordance with the results of the audit. Pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to Tenant's position in any legal proceeding commenced by Tenant and shall be without prejudice to Tenant's right to audit as herein provided.

                  F. COLLECTION. Except as otherwise provided herein, any Additional Rent payable pursuant to Paragraph 4 shall be collectible by Landlord in the same manner asMonthly Rent, and Landlord shall have the same remedies for nonpayment thereof as Landlord has hereunder for nonpayment of Monthly Rent.

                  G. SALES TAX. Tenant further agrees to pay, in addition to, but not in lieu of, the Monthly Rent and the Additional Rent, any and all sales and use tax now or hereafter imposed by any governmental entity upon, applicable to, or measured by or on the Monthly Rent and Additional Rent, or any other charges payable to Landlord under this Lease ("Sales Tax"). Tenant shall pay to Landlord, concurrently with each such payment of Monthly Rent or Additional Rent or such other charges hereunder, the amount of Sales Tax attributable to the payment being made to Landlord. If any Sales Tax is required to be paid to the governmental taxing authority directly by Landlord, whether during the term of this Lease or subsequent to the termination of this Lease (if such Sales Tax is levied on the Monthly Rent or Additional Rent paid by Tenant), then Landlord shall, upon demand, be fully reimbursed by Tenant for such payment.

         5.  USE; EXCLUSIVITY.

          Tenant, its successors and assigns, shall use the Premises exclusively for the purpose of a general business office including, without limitation, as a general business office where a factoring and asset based lending business is conducted, and such related activities and for no other use or purpose whatsoever. Landlord represents that it has not, nor will it, enter into any other lease or agreement, the effect of which would be to prohibit the use of the Premises as a general business office where a factoring and asset based lending business is conducted. Tenant shall comply with all laws, ordinances, rules and regulations of applicable governmental authorities respecting the use, operation and activities of the Premises (including the Common Areas, Project Common Areas, the Common Area Spine, and Parking Areas) and Tenant shall not make, suffer or permit any unlawful, improper or offensive use of the Premises, Building or Project, or any part thereof, or permit any nuisance thereon. Tenant shall not make any use of the Premises, Building or Project which would make void or voidable any policy of fire or extended coverage insurance covering the Premises, Building or Project. Tenant shall use the Premises only for the purpose stated in this Lease and shall not permit any waste or mistreatment of the Premises. Tenant agrees to abide by any reasonable rules or regulations promulgated by Landlord, from time to time, including the Rules and Regulations attached hereto as Exhibit E and made a part of this Lease. Landlord agrees that the Rules and Regulations, as attached hereto as Exhibit "E" and as enacted from time to time, shall be reasonable, nondiscriminatory and uniformly enforced.

          Without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion, Tenant shall not utilize the Premises nor allow any occupant of the Premises (including subtenants) to engage in the business of securities brokerage. The term "securities brokerage" shall mean for the purposes of this Lease the primary business described as SIC #6211 "Securities Brokers, Dealers and Flotation Companies" as described on Exhibit G attached hereto and made a part hereof.

         6. ACCEPTANCE OF PREMISES.

          Taking possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition when possession was so taken except for latent defects; provided, however, unless Tenant shall give Notice to Landlord of any latent defects prior to the first anniversary of the Commencement Date, the exception for latent defects shall be deemed omitted from this sentence. Unless expressly stated herein to the contrary, Landlord has no obligation to repair, improve, or add to the Premises subsequent to Tenant's taking possession thereof and Tenant shall, at its sole cost and expense and in compliance with the provisions of this Lease, be responsible for any changes, alterations, repairs, replacements, maintenance, and decorations to the Premises. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building or the Premises, the rents, leases, expenses of operation, or any other matter or thing affecting or relating to the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Landlord represents and warrants to Tenant that it has not received any notice that the Building is currently in violation of any laws, regulations, or ordinances and that it has corrected any such violations for which it was given notice prior to the Commencement Date.

        7.  TENANT'S CARE

          A. STANDARD OF CARE. Tenant will, at Tenant's sole expense, take good care of the Premises and the fixtures and appurtenances therein, reasonable wear and tear, and damage by fire, the elements, casualty, or Acts of God excepted, and will suffer no active or permissive waste or injury thereof. Tenant shall, at Tenant's expense, but under the direction of Landlord, promptly repair any injury or damage whether structural or nonstructural to the Premises or the Building or Parking Areas or Common Areas , Common Area Spine or Project Common Areas and facilities caused by the negligence or intentional acts of Tenant, or its agents, invitees or employees, or Tenant moving in or out of the Premises, but only to the extent that such injury or damage is not compensated for by Landlord's insurance coverage. All the aforesaid repairs shall be of quality or class equal to the original work or construction, and shall be made in accordance with the provisions of Subparagraph 7B hereof. If Tenant fails after thirty (30) days' Notice thereof to proceed with due diligence to make the repairs required to be made by Tenant, the repairs may be made by Landlord, at the expense of Tenant and the expenses thereof incurred by Landlord plus fifteen percent (15%) to reimburse Landlord for its overhead and construction management services associated herewith, after rendition of a bill or statement therefor, shall be reimbursed by Tenant to Landlord within thirty (30) days of such billing. There shall be no abatement of Rent or rent allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Tenant making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances, or equipment thereof.

          B. ALTERATIONS. Tenant will not, without Landlord's prior written consent, make alterations, additions or improvements in or about the Premises and will not do anything to or on the Premises which will increase the rate of fire insurance on the Building. Landlord's consent to such alterations, additions or improvements shall not be unreasonably withheld or delayed, but may be conditioned, for example, upon Tenant's removal of the proposed alteration, addition or improvement upon the termination or expiration of this Lease, at Tenant's sole cost and expense and Tenant's obligation to repair any damage to the Building or the Premises caused by said removal. It is expressly understood and agreed that, other than the Tenant Buildout, Landlord is not requiring Tenant to make such improvements to the Premises, and Landlord and Tenant agree that no improvements by Tenant shall be deemed "Improvements," within the meaning of the Florida Construction Lien Law. All contractors, subcontractors, mechanics, laborers, materialmen, and others who perform any work, labor or services, or furnish any materials, or otherwise participate in the improvement of the Premises shall be and are hereby given notice that Tenant is not authorized to subject Landlord's interest in the Building or the Property to any claim for construction, mechanics', laborers' and materialmen's liens, and all persons dealing directly or indirectly with Tenant may not look to the Premises as security for payment. Landlord has recorded a notice of the foregoing in the Public Records of Palm Beach County, Florida, pursuant to the provisions of
Section 713.10, Florida Statutes. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations by Tenant. Tenant shall with regard to all improvements and alterations made to or about the Premises, excluding the Tenant Buildout, comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state which have jurisdiction over such work. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration of this Lease.

          Prior to making any alterations, including the Tenant Buildout, Tenant
(i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed alteration drawn in compliance with all applicable codes, ordinances and laws and shall not commence any such alteration without first obtaining Landlord's written approval of such plans and specifications, it being understood that Landlord's approval of such plans and specifications shall not be deemed a warranty or representation by Landlord that the plans and specifications for such Tenant Buildout and alterations comply with applicable codes, ordinances and laws, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any government or quasi-governmental bodies and, for all such alterations other than the Tenant Buildout which shall be supervised by Landlord, ensure that all work is performed in strict accordance with the plans and specifications approved by Landlord, and (iii) shall furnish to Landlord evidence of insurance for worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may require, naming Landlord and its agents as additional insureds. Upon completion of any such alteration other than Tenant Buildout, Tenant, at Tenant's expense, and with respect to Tenant Buildout, Landlord, at Tenant's expense, shall obtain certificates of final approval of such alteration required by any governmental or quasi-governmental bodies, if applicable, and shall furnish Landlord or Tenant, as the case may be, with copies thereof. All alterations shall be constructed in a good, workmanlike manner and strictly conform to the plans and specifications approved by Landlord; shall be of a quality that equals or exceeds the then current standard for the Building; all materials and equipment to be incorporated in the Premises as a result of all alterations shall be new and first quality; and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement except as provided in Paragraph 11F hereof. Landlord, at its option, may require Tenant to remove any additions installed by Tenant and/or repair any alterations made by Tenant to the Premises, at Tenant's sole cost and expense, if such physical additions and/or alteration (i) were not pre-approved by Landlord in accordance with the provisions of this Subparagraph B; or (ii) the contractor performing such work was not approved of by Landlord in accordance with the provisions of Subparagraph 7D below; or (iii) with respect to alterations other than the Tenant Buildout, the quality of workmanship and/or quality of materials utilized in connection with such work do not comply with the standards set forth in this Subparagraph B; or (iv) with respect to such alterations other than the Tenant Buildout such work was not performed substantially in accordance with the plans and specifications approved by Landlord.

          If Landlord elects to require that Tenant remove any such additions or repair any such alterations in accordance with the prior paragraph, Tenant shall do so within thirty (30) days of the date Landlord gives Tenant Notice of Landlord's election. If Tenant fails to correct such matters within said thirty
(30) day period, Landlord, may, but shall not be obligated to, remove such additions and/or repair such alterations and Tenant shall reimburse Landlord for all costs therefor, plus fifteen percent (15%) to reimburse Landlord for its overhead and construction management services associated therewith.

          Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any alteration or otherwise, if such employment will unreasonably interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such unreasonable interference or material conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately. All alterations to which Landlord has consented shall be at Tenant's sole cost and expense, unless such alterations are Tenant Buildout for which a Buildout Allowance (defined below) shall be paid.

          C. REMOVAL OF PERSONALTY. No later than the last day of the Initial Term or Renewal Term, as applicable, Tenant will remove all of Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys to Premises) in good order and working condition, reasonable wear and tear and damage by fire, the elements, Acts of God, or casualty excepted. All property of Tenant remaining on the Premises after expiration of the Initial Term or Renewal Term, as applicable, shall be deemed conclusively abandoned and may be removed by Landlord and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Subparagraph B.

          D. APPROVAL OF CONTRACTORS. In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Premises or in making any alterations pursuant to Subparagraph B above, Tenant will use only contractors or workmen approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall promptly remove any lien for material or labor claimed against the Premises by such contractors or workmen if such claim should arise and hereby indemnifies and holds Landlord harmless from and against any and all costs, expenses or liabilities incurred by Landlord as a result of such liens filed by contractors or workmen hired by Tenant or its agents.

          E. RISK OF LOSS. Tenant agrees that all personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant, unless such theft or damage is caused by Landlord's defaults under the Lease or the negligence or intentional acts of Landlord or its agents, contractors, or employees.

          8. BUILDING HOURS OF OPERATION.

          The normal business hours of the Building shall be from 8:00 a.m. to 6:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday (the "Building Hours of Operation"). Landlord reserves the right to alter the Building Hours of Operation to meet tenant needs; provided the normal business hours shall never be less than the hours set forth in the prior sentence. Landlord shall not be obligated to operate the Building on any day which is defined as a legal holiday under Section 683.01, Florida Statutes, as it may be amended from time to time. Tenant and its employees shall be permitted access to the Building seven (7) days a week, twenty-four (24) hours a day, subject to Landlord's reasonable security procedures. Tenant access at all other times shall be accommodated by the Building security system. Should Tenant desire to have the Building in operation in addition to the Building Hours of Operation, Tenant shall give Landlord twenty-four (24) hours' notice thereof and shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith.

          9. LANDLORD SERVICES.

                    A. DESCRIPTION OF SERVICES. Landlord shall furnish the
                       following services:

                       (i) Heat and air conditioning (but excluding any supplemental heating and air conditioning units installed for the sole use of Tenant) during the Building Hours of Operation, which is reasonably required for the comfortable occupation of the Premises, subject to any governmental laws, regulations or restrictions pertaining to the furnishing or use of such heat and air conditioning.

                       (ii) Seven (7) days a week, twenty-four (24) hours a day, passenger and freight elevator service; provided, however that Tenant acknowledges that such freight elevator service shall be provided through one of the passenger elevators and Tenant shall give the Building Manager not less than three (3) hours' advance notice during Building Hours of Operation of such freight elevator use so that Landlord may install appropriate protective padding in such passenger elevator. The freight elevator may not be available during peak usable hours when it is being used as a passenger elevator.

                       (iii)  Toilet room supplies.

                       (iv)   Window washing with reasonable frequency.

                       (v) Daily janitorial service during the time and in the manner that such janitorial service is customarily furnished in first class office buildings in the southeast Florida market.

                       (vi) Seven (7) days a week, twenty-four (24) hours a day, water, fire sprinklers (solely to the Premises) and sewage disposal.

                       (vii) Seven (7) days a week, twenty-four (24) hours a day, electrical service for normal office use made available to the boundaries of the Premises. The Premises shall be separately metered and Tenant shall pay the utility furnishing electric service directly for electricity used in the Premises.

                       (viii) Seven (7) days a week, twenty-four (24) hours a
                              day security for the Building at a level consistent with that generally provided by other landlords of first-class office buildings of comparable size and comparable circumstances (i.e., part of a larger project rather than stand-alone) located in the southeast Florida market. Tenant acknowledges and agrees that due to the limited size of the Building, such security may be in the form of card-key access and that there are no current plans to have a lobby concierge or other security personnel stationed in or around the Building.

          Services to be provided by Landlord hereunder shall be subject to the reasonable Rules and Regulations of the Building established by the Landlord.

          B. INTERRUPTION OF SERVICES. If Landlord fails to provide heat and air conditioning service or any passenger elevator service for a period in excess of five (5) consecutive days, Base Rent shall abate for the period of such interruption.

          C. WAIVER OF LIABILITY. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall the Rent as herein set forth be abated by reason of (i) installation, use or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services, or
(ii) failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of the Landlord or by the making of necessary repairs or improvements to the Premises or to the Building. The temporary failure to furnish any such services shall not be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease.

          D. TENANT EXPENSES. Tenant shall be responsible for all costs associated with the maintenance, repair, and replacement of Tenant's personal property and fixtures located within the Premises and the following: (a) the cost of painting interior walls, (b) the cost of replacing wallpaper on interior walls, (c) the cost to decorate or redecorate the Premises and (d) the cost of shampooing and replacing carpeting within the Premises. If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant and Tenant shall pay Landlord as Additional Rent a sum equal to the actual costs incurred by Landlord in providing such added services.

          E. MAINTENANCE. Other than Tenant's expenses described in Subparagraph D above, Landlord shall keep the (i) foundation, exterior, windows, walls, elevators, stairs, structural components, and roof of the Building; (ii) Common Areas and Project Common Areas; (iii) Parking Areas; (iv) Common Area Spine; and
(v) plumbing, heating, air conditioning, mechanical, and electrical systems, and other Building systems, in good order, repair and condition, unless any such work is necessary because of any negligent or intentional act of Tenant as described in Subparagraph 7A hereof, in which event the cost shall be borne by Tenant to the extent that such work is not paid for by Landlord's insurance coverage. Should Tenant discover that any portion of the Premises or Premises systems require any repairs or maintenance as set forth in the preceding sentence, Tenant shall use reasonable efforts to notify the Building management of such discovery. This Subparagraph E shall not apply to any damage caused by fire or other casualty or condemnation as described in this Lease, which events shall be controlled by Paragraphs 10 and 14 of this Lease.

         10. DESTRUCTION OR DAMAGE TO THE PREMISES AND WAIVER OF SUBROGATION

             A. If the Building, the Premises, or the Parking Areas shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as hereinafter provided in this Paragraph 10), then: (1) Landlord shall repair the damage to and restore and rebuild the Building, the core and shell of the Premises and the Parking Areas including Tenant Buildout, but excluding Tenant's improvements and betterments and Tenant's Property diligently and in a workmanlike manner after the collection of the insurance proceeds attributable to such damage, and (2) Tenant shall repair the damage to and restore and repair Tenant's improvements and betterments and Tenant's personal property diligently and in a workmanlike manner after the substantial completion of Landlord's repairs and restoration of the core and shell of the Premises and the Tenant Buildout provided for in clause (1) above, provided that Tenant shall not have been given Notice by Landlord or Landlord shall not have been given Notice by Tenant that this Lease has been terminated pursuant to the provisions of this Paragraph 10. Such repair work by Tenant shall be deemed to constitute alterations for the purposes hereof. Provided that this Lease shall not have been terminated by Landlord or Tenant, the proceeds of Tenant's policies providing coverage for Tenant's improvements and betterments shall be paid to Tenant. In the event that this Lease is terminated by Landlord or Tenant, Landlord shall be entitled to retain from the insurance proceeds paid to it those portions of such proceeds allocated to Tenant Buildout. Tenant shall be solely responsible for (i) the amount of any deductible under the policy insuring Tenant's improvements and betterments and (ii) the amount, if any, by which the cost of repairing and restoring Tenant's improvements and betterments exceeds Tenant's available insurance proceeds therefor.

             B. If all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, Rent shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the damage or destruction to (i) the date the damage to the core and shell of the Premises and Tenant Buildout (exclusive of Tenant's improvements and betterments and Tenant's Property) shall be substantially repaired by Landlord (provided, however, that if in Landlord's reasonable judgment based upon the estimate of Landlord's independent contractors such repairs would have been substantially completed at an earlier date but for Tenant's having failed to reasonably cooperate with Landlord in effecting such repair, then the core and shell of the Premises and the Tenant Buildout shall be deemed to have been repaired substantially on such earlier date and any reduction or abatement shall then cease) or (ii) if the Building and not the Premises is so damaged or destroyed, the date on which the Premises shall be made tenantable and access thereto shall be available substantially to the same extent existing immediately prior to the occurrence of such fire or casualty; provided, however, should Tenant or any of its subtenants reoccupy a portion of the Premises for the conduct of business during the period the repair work is taking place prior to the date that the Premises are substantially repaired or made tenantable, the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy. If Parking Areas containing more than fifty percent (50%) of Tenant's Parking Spaces (defined above) shall be damaged or destroyed so as to be rendered unuseable for a period in excess of thirty (30) days, Landlord shall provide Tenant with replacement spaces or valet parking as provided in Paragraph 30 hereof on or in reasonable proximity to the Project or Rent shall be abated for the period during which the said Tenant's Parking Spaces are not available for Tenant's use, or valet parking is not so provided, or such replacement spaces are not available for Tenant's use, in the proportion that Tenant's Parking Spaces not available for Tenant's use bears to the total number of Tenant's Parking Spaces which this Lease provides shall be made available for Tenant's use. The foregoing Rent abatement provisions shall not apply to the circumstance of Landlord's construction of a Parking Garage(s) to contain Tenant's Parking Spaces.

          C. If (i) the Building shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) that its repair or restoration requires more than one (1) year or the expenditure of more than thirty-five percent (35%) of the full insurable value of the Building immediately prior to the casualty or (ii) if the Premises shall be totally or substantially (i.e., for this purpose, more than fifty percent (50%)) damaged or destroyed during the last two (2) years of the term of this Lease, as same may have been extended, or (iii) if Parking Areas containing more than fifty percent (50%) of Tenant's Parking Spaces shall be so damaged or destroyed so that they cannot be repaired or restored within one (1) year, and Landlord shall not be able to provide replacement spaces or valet parking as provided in Paragraph 30 hereof, on or in reasonable proximity to the Project within said one (1) year period (as estimated in any such case by a reputable, licensed and qualified contractor, registered architect or licensed professional engineer designated by Landlord), then in any such case Landlord may terminate this Lease by giving Tenant Notice to such effect ("Landlord's Casualty Termination Notice") as soon as practicable under the circumstances and in any event within ninety (90) days after the date of the casualty. For the purpose of this Subparagraph C only, "full insurable value" shall mean replacement cost less the cost of footings, foundations and other structures below the ground floor of the Building.

          D. (1) In the case of any damage or destruction mentioned in this Paragraph 10, Tenant may terminate this Lease by Notice given to Landlord in accordance with the last sentence of this Subparagraph 10D(1) if there has been substantial damage or destruction to any portion or portions of the Building, or the Parking Areas containing more than fifty percent (50%) of Tenant's Parking Spaces and Landlord shall not have completed the making of the required repairs and restored and rebuilt the Building core, the shell of the Premises, the Tenant Buildout, or the Parking Areas, or provided replacement parking spaces or valet parking as provided in Paragraph 30 hereof on or in reasonable proximity to the Project, as the case may be, within one (1) year from the date of such damage or destruction (herein called the "Restoration Completion Date"), or within such period after such date as shall equal the aggregate period Landlord may have been delayed in doing so by reasons of Force Majeure (not, however, to exceed sixty (60) days), delays which may be caused by reason of adjustment of Landlord's insurance policies (not, however, to exceed sixty (60) days), or delays caused by Tenant. Except as expressly provided in this Subparagraph 10D, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the core and shell of the Premises, the Tenant Buildout, or of the Building or of said Parking Areas pursuant to this Paragraph 10. Landlord shall use all reasonable efforts to make such repair or restoration diligently and in a workmanlike manner and in such manner as to not, to the extent practicable, unreasonably interfere with Tenant's use and occupancy of the Premises; provided, however, that: (i) Landlord shall not be required to do such repair or restoration work on an overtime basis except to the extent that the cost of such overtime work would be covered by Landlord's insurance and (ii) upon Tenant's written request and agreement to bear the incremental additional cost of same, Landlord shall perform the repair and restoration of the Building core, the shell of the Premises, and the Tenant Buildout on an overtime basis. In the event that Tenant becomes entitled to terminate this Lease and the term and estate hereby granted pursuant to the provisions of the first sentence of this Subparagraph 10D(1), Tenant may do so by giving Notice to such effect to Landlord within thirty (30) days following the date on which Tenant becomes so entitled, and upon the giving of such Notice this Lease and the term and estate hereby granted shall terminate as of the date set forth in such Notice, which shall not in any event be more than ninety (90) days after the giving of such Notice, with the same force and effect as if such date were the expiration date specified herein.

          (2) Within ninety (90) days after the occurrence of any such damage or destruction, Landlord shall give Tenant Notice of the date that, in Landlord's good faith judgment, it estimates it shall be able to substantially complete the required repairs and restorations (herein called the "Anticipated Completion Date") subject to delays by reason of Force Majeure, delays caused by Tenant, or delays which may be caused by reason of adjustment of Landlord's insurance policies. If the Anticipated Completion Date shall be after the Restoration Completion Date, Tenant shall have the right, within thirty (30) days after the Notice of the Anticipated Completion Date is given, to terminate the Lease by giving Notice of such termination to Landlord, and on the date set forth in such Notice, which shall not in any event be more than ninety (90) days after the giving of such Notice, this Lease will terminate as if such date were the expiration date specified herein. If Tenant does not give such termination Notice within said thirty-day period, then the Restoration Completion Date provided for herein shall automatically be deemed extended to the date which is ninety (90) days following the Anticipated Completion Date. In no event shall Landlord be liable to Tenant in the event the restoration is not completed on the Anticipated Completion Date (as extended for any of the causes described above) and Tenant's sole remedy shall be the termination right herein provided.

          (3) Landlord and Tenant shall fully cooperate with each other in connection with the collection of any insurance proceeds payable in respect of any casualty to the Building and shall comply with all reasonable requests made by each other in connection therewith, including, without limitation, the execution of any affidavits required by the applicable insurance companies.

          (4) Except to the extent expressly set forth in this Paragraph 10, Tenant shall not be entitled to terminate this Lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Paragraph 10.

          (5) Landlord shall not be obligated to repair any damage to or replace any Tenant's improvements and betterments or Tenant's property and Tenant agrees to look solely to its insurance for recovery of any damage to or loss of Tenant's improvements and betterments, and Tenant's property. If Tenant shall fail to maintain such insurance, and such failure shall continue for ten (10) days after Notice by Landlord to Tenant specifying same, Landlord, at Landlord's election, shall have the right (in its sole discretion and without any liability whatsoever if Landlord elects not to do so) to obtain insurance on Tenant's property and Tenant's improvements and betterments and the cost thereof shall be Additional Rent under this Lease and payable by Tenant to Landlord on demand.

     11.  DEFAULT BY TENANT - LANDLORD'S REMEDIES.

          A. EVENTS OF DEFAULT; REMEDIES. The following shall constitute events of default: (i) Tenant's failure for seven (7) days after Notice from Landlord in paying any and all Rent as set forth herein; provided, however, in the event Landlord is required to deliver Notice to Tenant to pay the Rent twice in any consecutive twelve (12) month period, thereafter, Landlord shall not be obligated to provide Notice to Tenant and it shall be an event of default for Tenant to fail to pay Rent on or before the seventh (7th) day of the month; or
(ii) Tenant's failure to observe or perform any item, covenant, or condition of this Lease on Tenant's part to be observed and performed (other than the covenant to pay any and all Rent) and Tenant shall fail to remedy such default within thirty (30) days after Notice by Landlord to Tenant of such default; or
(iii) the entry against Tenant of a decree or order for relief which remains undismissed for a period of ninety (90) days or more after the date of entry in an involuntary case under the federal bankruptcy laws (as now or hereafter constituted) or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) for Tenant or for any substantial part of Tenant's property, or an order for the winding-up or liquidation of Tenant's affairs; or (iv) the commencement by Tenant of a voluntary case under the federal bankruptcy laws (as now constituted or hereafter amended) or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Tenant or for any substantial part of Tenant's property, or the making by Tenant of any assignment for the benefit of creditors, or the failure of Tenant generally to pay its debts as such debts become due, or the taking of corporate action by Tenant in furtherance of any of the foregoing; or (v) levy upon or attachment under process against the Premises or Tenant's effects or interest therein. Upon the occurrence of any event of default beyond applicable notice and cure period, Landlord, at its option, may, during continuance of such default, terminate this Lease. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter the Premises and repossess the Premises by any applicable action or procedure and, subject to applicable law, remove all persons and effects therefrom.

          B. RIGHT TO RE-LET. Landlord, on Tenant's behalf, without termination of this Lease, upon Tenant's default or breach of this Agreement, as set forth in Subparagraph A above, may at Landlord's option, evidenced by Notice to Tenant, terminate Tenant's right to possession and enter upon and re-let the Premises at the price obtainable by reasonable effort, without advertisement, and by private negotiations and for any term Landlord deems proper. If Landlord retakes possession of the Premises for its own account or for the account of Tenant, Landlord shall exercise good faith efforts in attempting to re-let the Premises to mitigate damages. Tenant shall upon receipt of such Notice surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom and Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom in accordance with applicable law. Tenant shall be liable to Landlord for the deficiency, if any, between the amount of all Rent "reserved" in this Lease and the Net Rent (defined below), if any, collected by Landlord in reletting the Premises, which deficiency shall be due and payable by Tenant for the period in which Rent reserved in the Lease would have been due and payable. "Net Rent" is gross rents collected less all reasonable expenses or costs of whatsoever nature incurred by Landlord in reletting the Premises, including, but not limited to attorneys' fees incurred in retaking possession of the Premises and/or negotiating a new lease for the Premises, broker's commissions with respect to the reletting of the Premises only, rent concessions with respect to the Premises only and the cost of renovating or remodeling the Premises. The term "reserved" as applied to Rent shall mean any and all payments to which Landlord is entitled hereunder during the entire term (Initial Term or Renewal Term, as the case may be) of this Lease.

          C. COSTS. In the event Landlord elects to terminate this Lease as hereinabove provided and Tenant does not pay the accelerated rent pursuant to Subparagraph D below, Landlord may, in addition to other remedies it may have, recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises, reasonable attorneys' fees, together with the unamortized (amortized over the Initial Term of this Lease on a straight-line basis and determined as of the first date on which Rent was due but not paid) portion of a pro rata portion of (i) the Buildout Allowance, (ii) leasing commissions, and any other cash concession in connection with this Lease (which shall be amortized over the Initial Term of this Lease) and including the value at the time of such determination of the excess, if any, of the amount of Rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

          D. ACCELERATION OF RENT. Upon Tenant's default, Landlord may declare immediately due and payable all Monthly Rent and all Additional Rent and any other charges and assessments against Tenant due or to become due under this Lease for a period of two (2) years from the date of Tenant's said default, which aggregate amount shall be discounted to present value at a discount rate of three percent (3%) per annum. After the two (2) year period provided for in the preceding sentence shall have run, Landlord may then likewise accelerate Rent, as described in said sentence, for the next following two (2) year period, and likewise thereafter for and during the entire remaining Term of this Lease.

          E. REMEDIES NON-EXCLUSIVE. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, whether at law or in equity.

          F. LANDLORD'S LIEN. Landlord shall have, upon default in payment of Rent by Tenant, a lien in the principal amount of Rent in default, upon the furniture, machinery, equipment and fixtures usually kept on the Premises, regardless of whether Tenant or another has possession of the property mentioned. If in accordance with the provisions of this Lease, Tenant assigns or sublets all or any part of the Premises, Landlord also shall have a lien for rent on the described property of the assignee or sublessee. Notwithstanding the foregoing, Landlord agrees to subordinate its Landlord's lien to bona fide purchase money and lease financings.

          G. RIGHT TO CURE DEFAULT. All agreements, covenants, conditions and provisions to be performed or observed by Tenant under this Lease shall be at its sole cost and expense and without any abatement of Rent, except as otherwise specifically provided herein. If Tenant shall fail to pay any sum of money other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, after providing the required notice and after expiration of the applicable cure period, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as its lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord within thirty (30) days of Landlord's Notice demanding payment, together with interest thereon at a rate equal to the Prime Rate of Bankers Trust Company, New York, New York (or if Bankers Trust Company fails to publish such a rate, a comparable New York, New York based bank) PLUS five percent (5%) per annum, or, if such rate exceeds the maximum rate permitted by applicable law, at a rate equal to the maximum interest rate permitted by applicable law. Interest shall accrue from the date of expenditure by Landlord to the date of repayment by Tenant, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

     12.  LANDLORD'S LIABILITY.

          The term "Landlord" as used in this Lease shall mean only the owner or mortgagee in possession for the time being of the Building or the owner of a leasehold interest in the Building or the land directly thereunder so that in the event of sale of said Building or leasehold interest or an assignment of this Lease, upon Notice to Tenant of such transfer and written assumption by such successor in writing of all obligations arising subsequent to such transfer, the selling or assigning Landlord shall be and is hereby entirely freed and relieved of all obligations of Landlord subsequently accruing, except for uncured Landlord defaults which exist on the date of transfer and Landlord's indemnification obligations hereunder which relate to matters arising during that part of the term of this Lease during which Landlord owned the Building, for which Landlord shall continue to be liable notwithstanding the transfer of its interest in the Building or Premises. It is specifically understood and agreed that there shall be no personal liability of Landlord in respect of any covenant, condition or provisions of this Lease; in the event of a breach or default by Landlord or any of its obligations under this Lease, Tenant shall look solely to Landlord's right, title and interest in the Building, including, but not limited to the sale proceeds therefrom, insurance proceeds, condemnation proceeds, rent proceeds and insurance proceeds maintained by Landlord as provided herein with respect to Landlord's contractual indemnity obligations contained herein, for the satisfaction of Tenant's remedies.

     13.  ASSIGNMENT AND SUBLETTING.

          Tenant shall not, without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed, assign this Lease or any interest thereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant, Tenant's wholly owned subsidiaries, Tenant's parent, or other entities wholly owned by Tenant's parent (collectively, "Related Parties). As used herein the term Parent shall mean an entity owning not less than 51% of its subsidiary and the term subtenant shall include any assignee of the Lease or any interest therein. Tenant shall submit to Landlord a written request for the consent of the Landlord to such assignment or subletting which request shall be accompanied by the name of the subtenant, a copy of the fully executed assignment or sublease which assignment or sublease shall be solely conditioned upon Landlord's consent thereof, the nature and character of the business of the proposed subtenant, the proposed use of the Premises, current financial information on the subtenant, and such additional information as Landlord may reasonably request, or in the case of a Related Party, evidence that the proposed assignee or subtenant is a Related Party. Consent by Landlord to one assignment or sublease shall not constitute a waiver of the requirement for Landlord's consent in the future, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without, however, relieving Tenant of its liability under this Lease.

          Tenant agrees that the instrument by which any assignment or subletting consented to by Landlord is accomplished shall expressly provide that the assignee or subtenant will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease as and when performance and observance is due and that Landlord shall have the right to enforce such agreements, covenants, conditions and provisions directly against such assignee or subtenant. Tenant shall in all cases remain primarily responsible for the performance by any subtenant or assignee of all such agreements, covenants, conditions and provisions. Any assignment or subletting without an instrument containing the foregoing provision shall be void and shall, at the option of the Landlord, constitute a default hereunder entitling Landlord, among its remedies, to terminate this Lease.

          A sublease of any such space shall be subject to all of the terms hereof, but no subtenant shall have the right to exercise any option to renew or extend the term hereof, either in whole or in part. Tenant shall continue to have the right to exercise any then existing option to renew and extend the term of this Lease.

          Any subtenant's use of such space shall be in conformance with the terms of this Lease including, without limitation, the use requirements and prohibitions contained herein. Additionally, Tenant shall not sublease any of such space to any subtenant who is or might become engaged in any activity which does or could, in the opinion of Landlord, generate excessive flow of customers or invitees to or from such space, nor to any subtenant that is or could become engaged in any activity the conduct of which would be considered by reasonably prudent operators of office buildings in the area of the Premises to be inconsistent with the operation of a first-class office building in such area or inconsistent with this Lease.

          Tenant shall give Landlord Notice of its desire and intention to assign this Lease or sublease all or some portion of such space to a party other than a Related Party, not less than thirty (30) days prior to the commencement of the term of any sublease or the effective date of such assignment, as the case may be, and shall, at the same time, furnish Landlord the items required by the first paragraph of this Paragraph 13, and, in those instances when Landlord's consent is required hereunder, Landlord shall have twenty (20) days following the receipt of such Notice and items within which to give Notice to Tenant of its withholding of consent to such sublease. With respect to an assignment or sublease to a Related Party, Tenant shall give such Notice to Landlord, accompanied by the items required by the first paragraph of this Paragraph 13, within fifteen (15) days after the effective date of such assignment or sublease. Failure by Landlord to timely advise Tenant of its objection to an assignment or sublease shall be a waiver of any such permitted objections thereto by Landlord.

          The following are additional conditions and restrictions upon assignment or subletting by Tenant:

          A. Any sublease shall be expressly subject and subordinate to all of the terms and provisions of the Lease;

          B. Tenant agrees not to list or otherwise publicly advertise the Premises for assignment or subletting at a rental rate less than (a) the rate of the Rent then payable hereunder for the Premises or (b) the rate at which Landlord is then offering comparable space in the Building (and Landlord agrees, upon written request from Tenant, to advise Tenant of such rate), whichever is lower, but may negotiate a lesser rate;

          C. Except when Landlord has indicated to Tenant in writing that Landlord does not have and will not have for the ensuing one (1) year period, space in the Building available for lease, Tenant agrees not to offer to assign or sublet to a party which is already a tenant of the Project or to a subsidiary, an affiliate, or a parent of a tenant of the Project;

          D. Every six (6) months during any period in which Tenant seeks to assign this Lease or to sublet the Premises, in whole or in part, Tenant shall request from Landlord, current information as to the matters provided for in B and C above.

          E. If Tenant shall sublet or assign all or a portion of the Premises for a rental in excess of the total Rent stipulated herein, which is or may become due and owing, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of such excess amount.

          F. Such subletting or assignment shall not cause Landlord any cost, and if Landlord incurs any cost whatsoever including, without limitation, legal fees and costs, then Tenant agrees to pay the same as Additional Rent provided such cost is a reasonable cost or expense;

          G. Tenant shall not sublease or assign any portion of the Premises to any party, including without limitation to any related Related Party, if such sublease or assignment would violate the exclusivity clause contained in any lease affecting any portion of the Project; notwithstanding the foregoing, no such exclusivity clause shall restrict the Premises from use as the offices of an asset based lending business;

          H. With respect to subletting less than all the Premises, Tenant at its sole cost and expense, shall provide and permit reasonable means of ingress to and egress from the space sublet by Tenant; and

          I. If Landlord consents to an assignment of the Lease or a sublease of the Premises, Tenant shall not be released from its obligations under this Lease but shall remain primarily liable for all sums payable under this Lease.

     If Tenant is a corporation, or if Tenant is a general or limited partnership having a corporation as a general partner, then a sale, assignment, transfer, exchange or other disposition of stock in such corporation, or a merger, consolidation or other combination of such operation with another, wherein operating control of the corporation is acquired by another, shall be deemed an assignment which is subject to the provisions of this Paragraph 13; notwithstanding the foregoing, if Tenant is a corporation whose shares are traded on a United States national stock exchange, then a sale, assignment, transfer, exchange or other disposition of its stock, or a merger, consolidation of such operation with another, shall not be deemed as assignment subject to the provisions of this Paragraph 13. If Tenant is a general or limited partnership, then the sale, assignment, transfer, exchange or other disposition of a general partner's interest in the Tenant, the substitution of a general partner in the Tenant, the addition of a general partner in the Tenant, or the transfer of a majority of the partners' interests in the partnership shall be deemed an assignment which is subject to the provisions of this Paragraph 13. For purposes of this Lease, a joint venture shall be deemed to be a partnership and a joint venturer a partner.

     If Tenant's interest in this Lease is assigned or if the Premises or any part thereof are sublet to, or occupied by, or used by, anyone other than Tenant, whether in violation of this Paragraph 13 or not, Landlord may, after default by Tenant, accept from any assignee, sublessee or any one who claims a right to the interest of Tenant under this Lease or who occupies any part or the whole of the Premises the payment of Rent and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach by

Tenant of the provisions of this Paragraph 13, nor a recognition by Landlord that any such assignee, sublessee, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this Lease; provided, however, that the net amount of rent collected fromany such assignee, sublessee, claimant or occupant shall be applied by Landlord to the Rent to be paid hereunder.

          Notwithstanding anything in this Paragraph 13 to the contrary, within twenty (20) days of the date that Landlord receives Notice from Tenant that Tenant desires to sublet more than sixty per cent (60%) of the usable or Rentable Square Footage of the Premises to a party other than a Related Party, Landlord shall have the right to terminate this Lease effective as of the date that Tenant proposes to so sublet. Said right to terminate this Lease shall be exercised by Landlord giving Notice of termination within twenty (20) days of the date that Landlord received Tenant's Notice regarding Tenant's proposed sublet.

     14.  CONDEMNATION.

          A. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purposes, if all of Tenant's Parking Spaces are taken by condemnation or in any manner for any public or quasi-public use or purposes and Landlord is unable to provide replacement spaces at the Project or in reasonable proximity thereto, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Rent shall be prorated and adjusted as of such date.

          B. If any part of the Building, the Premises, or Tenant's Parking Spaces less than the whole shall be so taken, this Lease shall be unaffected by such taking, except that (a) if thirty percent (30%) or more of the Building shall be so taken, Landlord may, at its option, terminate this Lease by giving Tenant Notice to that effect within ninety (90) days after the Date of the Taking, or (b) if fifty percent (50%) or more of the rentable square feet of the Premises shall be so taken and the remaining rentable square feet of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, or (c) if fifty percent (50%) or more of Tenant's Parking Spaces shall be so taken and Landlord is unable to provide replacement spaces at the Project or in reasonable proximity thereto and the remaining Tenant Parking Spaces are not reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord Notice to that effect within ninety (90) days after the Date of the Taking. This Lease shall terminate on the date specified in such Notice from Landlord or Tenant to the other, provided that such date shall be not more than ninety (90) days after the giving of such Notice, and the Rent shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Premises, Monthly Rent and the Tenant's Proportionate Share shall be equitably adjusted.

          C. Landlord shall be entitled to receive the entire award or payment in connection with any taking without reduction therefrom for any estate vested in Tenant by this Lease or any value attributable to the unexpired portion of the term of this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Subparagraph. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment and waives any right to the value of the unexpired portion of the term of this Lease; provided, however, Tenant may make a separate claim against the condemning authority for the value of Tenant's property lost, interruption of Tenant's business, depreciation to and removal of Tenant's personal property, and moving expenses incurred, by reason of such taking, if Landlord's award is not reduced thereby.

          D. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's property and for moving expenses, and Landlord shall be entitled to receive that portion, if any, which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Monthly Rent and Additional Rent when due. If the period of temporary use or occupancy shall extend beyond the expiration date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such expiration date and Landlord shall receive so much thereof as represents the period after such expiration date.

          E. In the event of a taking of less than the whole of the Building and/or the Property which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair any remaining parts of the Building and the Premises (other than Tenant's property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and rentable Building and Premises.

     15.  INSPECTIONS AND ACCESS TO PREMISES.

          Landlord or Landlord's agents shall have the right to enter the Premises at all times subsequent to reasonable notice to Tenant (except that no such notice shall be required in the case of an emergency) to examine the Premises, to survey the Premises, to show the prospective purchasers, mortgagees or lessees of the Building or space therein, and to make such reasonable repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations or other requirements of government authorities. Landlord shall be allowed to take all material into and upon the Premises that may be required in connection with said activity without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall not otherwise abate while said activity is being conducted, by reason of loss or interruption of business of Tenant, or otherwise, so long as Landlord's activities do not unreasonably interfere with the operation of Tenant's business. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time when entry therein shall be necessary for emergency reasons, Landlord or Landlord's agents may enter by a master key, or may forcibly enter, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

     16.  SUBORDINATION.

          This Lease shall be subject and subordinate to any underlying land leases and/or mortgages which may now or hereafter affect this Lease or the Property and to all renewals, extensions, supplements, amendments, modifications, consolidations and/or replacement of the underlying land leases and/or mortgages. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under an underlying land lease or mortgagee of any mortgage superior to the interest of Tenant hereunder. However, in confirmation of the subordination set forth in this Paragraph 16, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be reasonably desired by any holder of a mortgage or by any lessor under any such underlying land leases within five (5) days of Landlord's request. Landlord agrees to use commercially reasonable efforts to give Notice to Tenant of mortgages or land leases executed after the date of this Lease which affect this Lease or the Property; provided, however, that Landlord's failure to do so shall not constitute a default hereunder by Landlord. Upon Tenant's request by Notice to Landlord, Landlord agrees to use commercially reasonable efforts to obtain a non-disturbance agreement from any future mortgage holder or lessor of such underlying land lease on such mortgage holder's or lessor's standard forms; provided that commercially reasonable efforts shall not include payment of consideration to such holders or lessors and Landlord's failure to obtain such a non-disturbance agreement shall not constitute a default by Landlord hereunder.

          At any time and from time to time but on not less than seven (7) days' Notice by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, an estoppel certificate certifying:

          A. That this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification);

          B. The date, if any, to which Rent and other sums payable hereunder have been paid, and the amount of security deposit and prepaid Rent, if any;

          C. That no notice has been received by Tenant of any default which has not been cured except as to default specified in such certificate;

          D. That Landlord is not in default hereunder, except as to default specified in such certificate, nor is there now any fact or condition which, with notice or lapse of time or both, will become a default;

          E. Such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by any actual or prospective purchaser, mortgagee or beneficiary under any deed or mortgage of the Building or any part thereof; and

          If at any time prior to the expiration of the Initial Term or Renewal Term, as applicable, any underlying land lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon written demand of any owner of the land or the Building, or of the lessor under any such underlying land lease, or of any mortgagee in possession of the land or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. Notwithstanding the foregoing, this Lease shall not terminate by reason of the termination of any underlying land lease without the prior written consent of the holder of any mortgages on the land. The provisions of this paragraph shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such underlying land lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

     17.  INDEMNITY.

          Tenant covenants and agrees to indemnify and save Landlord and its agents harmless from and against any and all claims, liabilities, fines, actual nonconsequential damages, penalties, suits, and expenses of all kinds or nature, including reasonable attorneys' fees, disbursements and costs, including those for appellate matters, which may be imposed upon or incurred by or asserted against Landlord, but excluding those for which Landlord receives full and adequate compensation by way of insurance proceeds, by reason of or arising out of (i) any occurrences within the Premises (except when such injury, loss or damage results from the negligence or intentional acts of Landlord, its agents or employees); (ii) any negligent or intentional acts of Tenant, its agents, employees, guests, invitees or contractors; or (iii) Tenant's default in the observance or performance of any obligations set forth in this Lease to be observed or performed by Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

     18.  INSURANCE.

          The Tenant covenants to provide on or before the Commencement Date and keep in force during the Term of this Lease, a comprehensive general liability insurance policy insuring the Landlord and Tenant against bodily injury, property damage and personal injury. This policy shall be in the amount of Two Million Dollars ($2,000,000.00) with respect to bodily injury and One Million Dollars ($1,000,000.00) with respect to property damage. The policy shall be written by a good and solvent insurance company qualified to do business in the State of Florida and approved by Landlord and shall include the Landlord and Landlord's agent as additional named insureds. The original policies or certificates thereof, together with evidence of payment therefor, shall be delivered to Landlord prior to the Commencement Date. Tenant shall renew said policy not less than one (1) business day prior to the expiration date thereof, from time to time, and, upon Notice from Landlord, furnish said renewals and evidence of payment therefor to Landlord. Such policy or certificates shall contain a provision that the insurer will not cancel or materially change the policy without first giving Landlord thirty (30) days' prior written notice.

          Tenant, at its expense, shall maintain at all times during the term of this Lease, "all risk" property insurance covering all of Tenant's personal property and improvements and betterments installed by or on behalf of Tenant within the Premises whether now or in the future for the full insurable value thereof, to include a replacement cost endorsement, written by a good and solvent insurance company qualified to do business in the State of Florida, naming Tenant as the insured. The original policies or certificates thereof, together with evidence of payment therefor, shall be delivered to Landlord prior to the Commencement Date. Tenant shall renew said policy not less than one (1) business day prior to the expiration date thereof from time to time, and, upon Notice from Landlord, furnish said renewals and evidence of payment therefor to Landlord. Each such policy shall be non-cancelable for any cause and not be materially changed without first giving Landlord thirty (30) days' Notice. Tenant hereby waives any rights of action against Landlord for loss or damage to Tenant improvements, fixtures and personal property in Premises.

          Landlord shall at all times during the term of this Lease insure the Building, Tenant Buildout, Property, and Project against risk of physical loss under standard fire and extended coverage policies of insurance in an amount at least equal to the full replacement cost of the Building and Tenant Buildout. Landlord shall not be obligated to insure any personal property of Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Landlord shall, at its own expense, keep in full force and effect comprehensive general liability insurance with "personal injury" coverage, with minimum limits of $1,000,000.00 on account of bodily injuries to, or death of, one or more persons per occurrence and $500,000.00 on account of damage to property. Landlord's maintaining insurance as required under this Lease shall not diminish Landlord's obligations under this Lease.

     19.  FINANCIAL REPORTS.

          Unless Tenant's stock is publicly traded on a United States national stock exchange with publicly available financial reporting requirements, or unless Tenant is subject to SEC filings containing publicly available financial information, Tenant shall, at the request of Landlord, but no more than two (2) times in each calendar year, deliver to Landlord financial statements prepared in form and substance acceptable to landlord, audited by a certified public accountant of recognized standing satisfactory to Landlord, itemizing all material information with respect to the operation of Tenant's business, including, but not limited to, sources of income and expenses; the financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis and shall set forth in comparative form figures for the most recent fiscal year and the preceding fiscal year.

     20.  HOLDING OVER.

          Tenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. Tenant agrees to indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the Monthly Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the date of the expiration or sooner termination of the Term of this Lease, then Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the Term of this Lease, without the express written consent and approval of Landlord, a sum equal to two times the aggregate of that portion of the Monthly Rental and Additional Rental which was payable under this Lease during the last month of the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after /the expiration or sooner termination of the Term of this Lease. The provisions of this Paragraph shall survive the expiration or sooner termination of the term of this Lease.

     21.  ENTIRE AGREEMENT - NO WAIVER.

          This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. The failure of either party to insist in any instance on strict performance of any covenants or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally but only by an agreement in writing signed by both parties hereto.

     22.  WAIVER OF JURY TRIAL.

          LANDLORD AND TENANT EACH HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT AND/OR TENANT'S USE OR OCCUPANCY OF THE PREMISES.

     23.  HEADINGS.

          The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

     24.  NOTICES.

          Any notice required or permitted hereunder to be given by either party to the other and denominated a "Notice" herein shall be valid only if in writing and shall be deemed to be duly given only if delivered personally, sent by overnight courier or sent by registered or certified, postage prepaid U.S. Postal Service mail addressed

          (i)  If to Tenant, at:   the address set forth in the preamble of the
                                   Lease; and

         (ii)  If to Landlord, at: c/o Southcoast Partners, Inc., as agent for
                                   Parkwood Properties Corp.
                                   Suite 750
                                   150 East Palmetto Park Road
                                   Boca Raton, Florida 33432

                with a copy to:    Parkwood Properties Corp.
                                   280 Park Avenue, 23W

                                   New York, New York 10017
                                   Attn: Gregory D. Sposito

or at such other address for either party as that party may designate by Notice to the other; Notice shall be deemed given, if delivered personally, upon delivery thereof, or if mailed, upon the posting thereof with sufficient postage affixed.

          Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, the person in charge of the Premises at the time occupying the Premises; if there is no person occupying the Premises, then such service may be made by attachment thereof on the main entrance of Premises.

     25.  HEIRS AND ASSIGNS - PARTIES.

          A. The provisions of this Lease shall bind and inure to the benefit of the Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns (subject to the provisions hereof relating to restrictions on Tenant's ability to assign), it being understood that the term "Landlord" as used in this Lease, means only the owner of the Property and the Building of which the Premises are a part. Should the Building be severed as to ownership by sale and/or lease, then the owner of the entire Building or less of the entire Building that has the right to lease space in the Building to tenants shall be deemed the "Landlord." Tenant shall be bound to any such succeeding party landlord for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any commercially reasonable attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such succeeding Landlord.

          B. The parties "Landlord" and "Tenant", and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

     26.  ATTORNEYS' FEES.

          If any action is brought by either Landlord or Tenant against the other relative to the enforcement of the terms, provisions, covenants and conditions of this Lease or in regard to any other matter relating to the Lease, the party in whose favor a final unappealable judgment shall be entered shall be entitled to recover court costs incurred and reasonable attorneys' and legal assistants' fees, including, without limitation, such fees in trial, post-judgment, appellate and bankruptcy proceedings.

     27.  TIME OF ESSENCE.

          Time is of the essence of this Lease.

     28.  SECURITY DEPOSIT.

          A. Simultaneously with its execution of this Lease Tenant has delivered to Landlord an irrevocable standby letter of credit for U.S. $250,000.00 in a form reasonably acceptable to Landlord and issued by Capital Bank, a Florida banking corporation, or such other banking institution having total assets of not less than U.S. $5,000,000.000.00 reasonably acceptable to Landlord (collectively, "Approved LC Issuer"), as the security deposit (the "Security Deposit"). The Security Deposit shall be security for the full and faithful performance and observance by Tenant of the covenants, terms and conditions of this Lease, including, without limitation, the payment of Monthly Rent, Additional Rent and any other charges payable under this Lease. It is agreed and acknowledged by Tenant that the Security Deposit is not an advance payment of Rent or a measure of Landlord's damages in the case of default by Tenant. Upon the occurrence of an event of default under this Lease, Landlord may draw upon the Security Deposit in the full face amount thereof, disburse any portion of the drawn proceeds required for the payment of all or any part or component of any payments due to Landlord by Tenant hereunder, or any other sum as to which Tenant is in default, or for the payment of any other injury, expense or liability resulting from any event of default, and retain the balance as a partial Security Deposit. Following any such draw on the Security Deposit, Tenant shall within ten (10) days of the date of such drawing deliver to Landlord a replacement letter of credit in the same face amount of the letter of credit drawn upon and in a form reasonably acceptable to Landlord and issued by an Approved LC Issuer, or the cash replacement therefor; in such event, and provided that Tenant shall not then be in default hereunder, Landlord shall refund to Tenant any cash then held by Landlord over and above the amount of the then required Security Deposit. Upon every sale or lease of the Building, Tenant shall, on the date of such sale or lease (provided, however, that Tenant is given no less than ten (10) days' prior Notice of such sale or lease) replace the letter of credit with a letter of credit in the same amount, from and issued by the same bank (or another Approved LC Issuer), except that the beneficiary thereof shall be the purchaser or lessee, as the case may be; thereafter, Tenant shall look to the new landlord for return of the Security Deposit and Landlord shall have no liability with respect thereto. The Security Deposit shall not be assigned or encumbered by Tenant, and any such assignment or encumbrance shall be void. Any letter of credit Security Deposit may be replaced at any time by a cash deposit of an equal amount at Tenant's sole option. Any cash Security Deposit shall not be escrowed and no interest shall be paid on the Security Deposit.

          B. Provided Tenant is not in default hereunder beyond any applicable notice and cure period, on each of the first five (5) anniversaries of the first day of the first Lease Year hereunder, Tenant shall have the right to reduce the Security Deposit by twenty percent (20%) of the original amount thereof. If the Security Deposit is a letter of credit, Tenant shall deliver to Landlord at least five (5) days prior to the expiry date of the letter of credit then held by Landlord, a replacement letter of credit in the appropriate amount, and in a form reasonably acceptable to Landlord and issued by an Approved LC Issuer, whereupon the expiring letter of credit then held by Landlord shall be returned by Landlord to Tenant.

          C. Provided Tenant is not in default hereunder beyond any applicable notice and cure periods, within five (5) days of the fifth (5th) anniversary of the first day of the First Lease Year hereunder, Landlord shall return the Security Deposit to Tenant and Tenant's obligation to post a Security Deposit for its performance hereunder shall end.

          D. If, at any time when a Security Deposit is required hereunder, and the Security Deposit then posted is in the form of a letter of credit, such letter shall be for a period of no less than one (1) year running from the first day of the First Lease Year hereunder, or an anniversary of the first day of the first Lease Year, as the case may be, to the day preceding the next anniversary to the first day of the first Lease Year. If the issuer of a Security Deposit letter of credit does not intend to renew its Security Deposit letter of credit, no less than thirty (30) days prior to the expiry date of said Security Deposit letter of credit, the issuer or Tenant shall give Landlord Notice of its intent not to renew. No less than thirty (30) days prior to the expiry date of a Security Deposit letter of credit, Tenant shall deliver to Landlord a replacement letter of credit in the appropriate amount, and in a form reasonably acceptable to Landlord and issued by an Approved LC Issuer, which shall be exchanged after the new letter of credit's effective date for the expired or expiring letter of credit, and if Tenant shall fail to do so, Landlord shall be permitted to draw upon the expiring letter of credit in the full face amount thereof and the drawn proceeds thereof shall thereupon constitute the Security Deposit hereunder. In such event Tenant shall still be entitled to the reductions in the Security Deposit permitted under Subparagraph B above, provided Tenant has satisfied the conditions for each such reduction.

     29.  TENANT BUILDOUT; BUILDOUT ALLOWANCE.

          Landlord shall provide a tenant buildout allowance ("Buildout Allowance") of $454,272.00, which is $32.00 per each Rentable Square Foot of the Premises, which shall be used exclusively for the purposes set forth on Exhibit F and shall be disbursed in accordance with the provisions of Exhibit F. Tenant shall be responsible for all costs associated with the design and construction of the Tenant Buildout to the Premises over and above the Buildout Allowance. To the extent the cost of the Tenant Buildout is less than the Buildout Allowance, the difference shall be retained by Landlord. If Landlord sells the Building prior to the completion of the Tenant Buildout,

Landlord shall escrow the undisbursed portion of the Buildout Allowance with an escrow agent in the State of Florida under an escrow agreement reasonably acceptable to Landlord and Tenant.

     30.  PARKING ARRANGEMENTS AND COMMON AREAS

          A. USE OF PARKING AREAS (OTHER THAN GARAGE(S)), COMMON AREAS AND PROJECT COMMON AREAS. In addition to the Premises, other than the Garage(s), Tenant and its customers and employees shall have the right to non-exclusive use, in common with Landlord, other tenants, and the guests, employees and invitees of same of (a) automobile parking areas, driveways and footways, and
(b) such loading and other facilities as may be designated from time to time by Landlord, subject to the terms and conditions of this Lease and to the Rules and Regulations for the use thereof as prescribed from time to time by Landlord. Subject to the provisions of this Paragraph 30, Landlord shall provide Tenant with 43 parking spaces ("Tenant's Parking Spaces"), of which 38 shall be free of charge and uncovered and 5 shall be reserved, covered by a canopy, and available to Tenant on a month-to-month basis at market rental rates (currently $45.00 plus Sales Tax per month each). The general location of the 18 total canopied parking spaces, which include the 5 canopied Tenant Parking Spaces, is as shown on Exhibit I hereto. Landlord reserves the right to change which of the 18 canopied parking spaces are designated as the 5 canopied Tenant Parking Spaces and, if Landlord shall construct the Garage(s), Landlord may, at Landlord's sole discretion, eliminate the 5 canopied Tenant Parking Spaces and provide in lieu thereof 6 reserved parking spaces in the Garage(s) for Tenant's use, at such market rental rates per space. If Landlord removes 9 or more of the 18 total canopied parking spaces on the Property, which Landlord may do at Landlord's sole discretion, Tenant shall no longer be entitled to any canopied parking spaces and, in lieu thereof, Landlord shall provide Tenant with 6 reserved, free, uncovered, surface parking spaces. The Parking Area(s) containing Tenant's Parking Spaces shall be provided with adequate lighting and shall be maintained in good condition by Landlord, consistent with the maintenance of other parking facilities of first-class office buildings in the southeast Florida market; provided that, Landlord shall have the right at any time and from time to time to change or modify the design and layout of the Parking Area(s).

          The Common Areas and Project Common Areas subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify and change and enforce from time to time Rules and Regulations with respect to the Common Areas and Project Common Areas so long as such rules are not discriminatory against Tenant. Tenant agrees to abide by and conform with such rules and regulations.

          Neither the Parking Area(s) (inclusive of Garage(s)) nor any Common Area or Project Common Area shall be used by Tenant, or any agent or employee of Tenant, for any advertising, political campaigning or other similar use, including without limitation, the dissemination of advertising or campaigning leaflets or flyers.

          Landlord reserves the right to allocate areas for parking (both inside and outside the Garage(s)) to or for the benefit of one or more tenants without any obligation of allocating the same for all tenants or any other tenants.

          In the event Landlord deems it necessary to prevent public access to the Building, Landlord may from time to time temporarily close portions of the Common Areas and Project Common Areas, and may erect private boundary markers or take such steps as deemed appropriate for that purpose but in so doing Landlord agrees to use its best efforts to prevent any such action from having a material adverse effect upon the business of Tenant.

          B. USE OF GARAGE(S). In the event Landlord elects to construct the Garage(s), Landlord may designate one or more Garages as the location of Tenant's Parking Spaces, in which event, subject to the provisions of this Paragraph 30, Tenant's Parking Spaces that are unreserved shall continue to be free spaces and Tenant's Parking Spaces that are reserved shall be subject to charges consistent to those charged by similar garages in projects similar to the Project located in the southeast Florida market. During the Building Hours of Operation, Tenant shall have the right to park standard size automobiles in Tenant's Parking Spaces in the Garage(s) during the term of this Lease excluding, however, trucks, commercial vehicles and campers in excess of one ton capacity or possessing more than four (4) wheels, and vehicles with a height of greater than 6'8", a length greater than 17'6" or a width greater than 8'. The taxes and cost of the operation of the Garage(s) or other parking facilities for the Building, which may hereafter become available for use by the occupants of the Building, shall be considered a Cost of Operation and Maintenance as defined in Paragraph 4A(ii) and such costs shall be reasonably apportioned between any other buildings benefitted by the Garage(s), in accordance with Paragraph 4 above. Landlord shall have the right to assign or not assign the free Tenant Parking Spaces to specific parking spaces. Landlord shall have the right to change any assigned or reserved Tenant's Parking Space assignments from time to time upon Notice to Tenant. To the extent Landlord assigns specific spaces to Tenant, Tenant shall park only in its assigned spaces. To the extent that Landlord shall not assign specific spaces to Tenant, then Tenant shall park in available spaces only, and shall not park in spaces assigned or reserved to other parties. Notwithstanding any other provision of this Paragraph, Landlord reserves the right to convert all or portions of the Garage(s) to a "valet" style parking program, and to stack vehicles in order to maximize parking capacity, and Tenant agrees to comply with any reasonable requirements of Landlord in connection therewith so long as the number of parking spaces allocated for exclusive use by Tenant's employees and customers is not reduced. "Parking Space" as used in this Lease shall refer to Tenant's right to park a vehicle in a paved parking space or to house or to park or have a vehicle housed or parked in the Garage(s) or other parking facilities serving the Building during the Building Hours of Operation. Tenant agrees to cause all parties using parking spaces, including Tenant's visitors, to comply with the terms of this Lease including without limitation parking on a "first-come, first-served" basis.

          Tenant shall also have the right to use other Parking Spaces that become available (as determined by Landlord) from time to time subject to payment of Landlord's customary charges to the general public therefor (as described below), the availability of such Parking Spaces from time to time and Landlord's right to recapture the use of such Parking Spaces at any time if Landlord determines that it shall require them for other purposes.

     31.  RULES AND REGULATIONS.

          Tenant shall observe and comply with the Rules and Regulations annexed hereto as Exhibit E and made a part hereof, and such further reasonable rules and regulations as Landlord may prescribe on Notice to Tenant for the safety, care and cleanliness of the Building, and the comfort, quietness and convenience of other occupants of the Building. Landlord shall enforce the Rules and Regulations in a consistent manner without discrimination against or in favor of any particular tenant and the Rules and Regulations shall apply to all tenants of the Building. If there is any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall control.

     32.  BROKER.

          Tenant warrants and represents that it has negotiated this Lease directly with Landlord and Codina Bush Klein--ONCOR International ("Landlord's Broker") and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease other than John Thomas Amend Partners of Florida, Inc. (the "Broker"). Landlord warrants and represents that it has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Landlord in connection with this Lease other than Landlord's Broker. Landlord agrees to pay Broker a commission pursuant to a separate written agreement dated October __, 1996 between Landlord and Broker, and Landlord shall be responsible for any commissions due and owing to Landlord's Broker. If Landlord sells the Building prior to the date when it has paid all of the commissions to become due to Broker, excluding commissions (if any) which may be incurred in connection with any extensions or expansions, Landlord shall escrow the remaining Broker commissions with an escrow agent in the State of Florida pursuant to an escrow agreement reasonably acceptable to Landlord and Broker. Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any and all claims by any real estate broker or salesman, other than Landlord's Broker and any other brokers dealt with by Landlord, if any, including any claim made by Broker in excess of the commission to be paid by Landlord pursuant to such separate written agreement. Landlord shall indemnify and hold Tenant harmless against any and all claims by Broker with regard to the commission to be paid by Landlord pursuant to the separate written agreement with Broker, Landlord's Broker and any other real estate broker or salesman dealt with by Landlord, other than brokers dealt with by Tenant, for a commission or finder's fee as a result of Tenant entering into this Lease.

     33.  PUBLIC AREAS.

          Landlord shall have the right at any time, without the same constituting an eviction of Tenant or entitling Tenant to any abatement of Rent, and without otherwise incurring any liability to Tenant, to change the arrangement and/or location of (including the closing of) public entrances, passageways, parking areas, stores, doorways, corridors, lobbies, elevators, escalators, stairs, toilets or other public parts of the Building of the Project, provided that in so doing, Landlord does not deny Tenant and Tenant's agents, invitees and licensees of reasonable means of access to the Premises and provided such actions by Landlord or its agents shall not unreasonably interfere with Tenant's use of the Premises for the conduct of its business therein, materially and adversely affect Tenant's or its employees' or customers' rights under this Lease, or materially and adversely affect Tenant's parking or signage rights granted hereunder.

      34.  QUIET ENJOYMENT.

          Provided Tenant has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises against Landlord and all persons claiming by, through or under Landlord, for the term herein described, subject to the provisions and conditions of this Lease.

          Landlord agrees to make reasonable efforts to protect the Tenant from interference or disturbance by third persons; however, the Landlord shall not be liable for any such interference or disturbance, whether caused by other tenants of the Landlord or other persons, nor shall the Tenant be released from any of the obligations of this Lease because of such interference or disturbances; provided, however, that the foregoing shall not apply if such disturbance or interference with Tenant's possession of the Premises is due to Landlord's default under this Lease or if it is due to Landlord's or its agent's or employees' negligent or intentional acts.

     35.  FORCE MAJEURE.

          Neither Landlord nor Tenant shall be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by "Force Majeure," which shall mean labor controversies, strikes and lockouts (whether lawful or not) either industry-wide or with third parties other than Landlord and Tenant, respectively, acts of God, material or labor unavailability, inability to obtain fuel or power, catastrophes, national or local emergencies, restrictions by any governmental authority, civil riots, floods, and any other causes not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence, Landlord, or Tenant, respectively, is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed Force Majeure.

     36.  RELATIONSHIP OF THE PARTIES.

          Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

          37. AUTHORITY.

          Each person executing this Lease on behalf of Tenant does hereby covenant and warrant that (i) Tenant is a Florida corporation; (ii) the execution and delivery of this Lease is within the authority of the person doing so on behalf of Tenant; (iii) Tenant is duly organized and validly existing under the laws of, and is authorized to transact business in, the State of Florida, with full legal power and authority to perform its obligations as contemplated by this Lease. Each person executing this Lease on behalf of Landlord does hereby covenant and warrant that (i) Landlord is duly incorporated and validly existing under the laws of the State of New York; (ii) Landlord is qualified to do business in the State of Florida; (iii) Landlord has full corporate right and authority to enter into this Lease and to perform all of its obligations hereunder; (iv) Landlord is the fee simple owner of the Property and has the right to lease the Premises; and (v) each person signing this Lease on behalf of the corporation is duly and validly authorized to do so; and (vi) the execution of this Lease by Landlord and the performance of the obligations of Landlord under and by virtue of this Lease will not result in a breach of, or constitute a default under, any agreement or other instrument to which Landlord is a party or by which Landlord may be bound or affected.

          38. RADON GAS.

          Pursuant to Florida law Landlord notifies Tenant of the following:

         RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

     39.  HAZARDOUS WASTE.

          DEFINITIONS. The following terms as used in this Paragraph 39 shall have the meanings set forth below:

          (a) "Hazardous Substances" shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to any flammable explosives, radioactive materials, friable asbestos, PCB's, electrical transformers, batteries, paints, solvents, chemicals, petroleum products, or other man-made materials with hazardous, carcinogenic or toxic characteristics, and such other solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant, or animal health or well-being, and those substances, materials, and wastes listed in the United States Department of Transportation Table (49 CFR 972.101) or by the Environmental Protection Agency, as hazardous substances (40 CFR Part 302, and amendments thereto) or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) designated as a "hazardous substance", "hazardous waste", "hazardous materials", "toxic substances", "contaminants", or other pollution under any applicable Environmental Laws.

          (b) "Environmental Laws" shall mean any applicable present or future federal, state or local laws, ordinances, rules or regulations pertaining to Hazardous Substances, industrial hygiene, indoor air quality, OSHA regulations or environmental conditions, including, but not limited to, the following statutes and regulations as amended from time to time: (i) the Federal Clean Air Act, 42 U.S.C. Section 7401 ET. SEQ.; (ii) the Federal Clean Water Act, 33 U.S.C. Section 1151 ET. SEQ.; (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET. SEQ.; (iv) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET. SEQ., as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Pub.
L. No. 99-499, 99 Stat. 1613; (v) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; (vi) the National Environment Policy Act, 42 U.S.C. Section 1857 ET. SEQ.; (vii) The Toxic Substance Control Act of 1976, 15 U.S.C. Section 2601 ET. SEQ.; (viii) the regulations of the Environmental Protection Agency, 33 CFR and 40 CFR; and (ix) Chapters 373, 376, 380, and

403 Florida Statutes, and rules relating thereto, including Chapters 17, 27 , and 40, Florida Administrative Code.

          (c) "Claims" shall mean, individually and collectively, any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities, sums paid in settlement, interest, losses or expenses incurred by Landlord (including reasonable attorneys' and legal assistants' fees, whether incurred in enforcing this Agreement, collecting any sums due hereunder, settlement negotiations, at trial, appeal or in bankruptcy proceedings), consultant fees and expert fees, together with all other costs and expenses of any kind or nature, that arise directly or indirectly from or in connection with Tenant's disposal, handling, use, storage, or transportation of Hazardous Substances within the Premises, Building, Property or Project in violation of the Environmental Laws, whether occurring or suspected to have occurred before, on or after the date of this Lease.

          Tenant shall indemnify and hold Landlord harmless from all Claims resulting from any violations or alleged violations by Tenant, Tenant's employees, licensees, invitees or agents of any Environmental Laws. This indemnity shall survive the expiration or early termination of the Lease. Notwithstanding the foregoing, Tenant shall not be responsible or liable for the presence or storage of Hazardous Substances, including but not limited to, asbestos, which exist in the Building or the Project (exclusive of the Premises), unless any such responsibility or liability arises as a result of Tenant's or its employees', agents' or contractors' acts or omissions or the construction of the Tenant Buildout. Landlord hereby represents and warrants to Tenant that there are no Hazardous Substances in the Building (exclusive of the Tenant Buildout) in violation of any Environmental Laws. If the Building (exclusive of the Premises) is in violation of the Environmental Laws as a result of acts or omissions of Landlord or Landlord's agents, employees, or contractors, Landlord, at its sole cost and expense, shall be responsible for removal, remediation, and/or encapsulation of the same as required by the Environmental Laws. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, liabilities, injuries, damages, costs and expenses (including reasonable attorneys' and legal assistants' fees, whether incurred in enforcing this paragraph, collecting any sums due hereunder, settlement negotiations, at trial, appeal or in bankruptcy proceedings ) incurred by Tenant and directly arising out of or related to any breach by Landlord of Landlord's representations and warranties or covenants contained in this paragraph, which indemnity shall survive the expiration or early termination of the Lease.

     40.  SAVING PROVISION.

          If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     41.  REMEDIES CUMULATIVE.

          The rights given to Landlord herein are in addition to any rights that may be given to Landlord by a statute or under law.

     42. EFFECTIVENESS OF LEASE.

          This Lease shall have no binding force or effect and shall neither confer any rights nor ignore any obligations, including brokerage obligations, on either Landlord or Tenant unless and until both Landlord and Tenant shall execute this Lease and executed counterparts of this Lease shall have been delivered to both Landlord and Tenant.

     43.  RIGHT OF FIRST OFFER.

          A. Subject to the rights of Merrill Lynch, Pierce, Fenner & Smith Incorporated and of any fourth (4th) floor tenants of the Building, and their successors and assigns, and provided that Tenant is not in default hereunder, beginning on the first anniversary of the Commencement Date and ending on the date which is the seventh (7th) anniversary of the Commencement Date, if Landlord becomes engaged in Substantive Discussions (defined below) with a potential tenant for rentable space on the fourth (4th) floor of the Building, Landlord shall give Notice to Tenant (the "Offer Notice") informing Tenant of the potential tenant, the location and rentable square feet of the space ("Additional Space") and offering to rent the Additional Space to Tenant as provided in this Paragraph 43. Tenant shall have ten (10) days from the date of receipt of the Offer Notice to accept by Notice to Landlord the offer to rent under the terms set forth in this Paragraph 43 ("Acceptance Notice"), but if Tenant shall fail to timely give the Acceptance Notice, Tenant shall be deemed to have rejected Landlord's offer and Landlord shall be free to enter into a lease with the potential tenant. "Substantive Discussions" means
(1) (i) the potential tenant or its agent has submitted a request for proposal to Landlord, (ii) Landlord or its broker or agent has responded to such request for proposal, and (iii) the potential tenant or its broker or agent has replied in writing to Landlord's response, or (2) the potential tenant or its broker or agent has submitted a written offer to lease to Landlord which Landlord wishes to accept.

          B. If Tenant timely accepts Landlord's offer as provided in Subparagraph A, and provided that Tenant is not in default hereunder, Landlord and Tenant shall within thirty (30) days of the Acceptance Notice enter into an amendment to this Lease adding the Additional Space to the Premises upon the same terms and conditions set forth herein except that:

               (i) The Buildout Allowance shall be reduced one-seventh (1/7th) for each Improvement Year (defined below) of the term hereof which shall have elapsed until the date the lease amendment has been fully executed. "Improvement Year" is the one (1) year period beginning on the Commencement Date, or an anniversary of the Commencement Date, as the case may be, and ending on the day preceding the next anniversary of the Commencement Date. The first Improvement Year shall begin on the Commencement Date. Tenant Buildout shall be constructed pursuant to Exhibit F;

               (ii) Tenant's Proportionate Share shall be recalculated by adding the rentable square feet of the Additional Space to the rentable square feet of the initial Premises;

               (iii) If a Security Deposit is still required hereunder for the initial Premises, an additional Security Deposit shall be posted for the Additional Space in the amount of $17.61 for each rentable square foot of the Additional Space reduced proportionately to the reductions in the original Security Deposit under Paragraph 28;

               (iv) Tenant's Parking Spaces shall be increased by 3.3 spaces for each 1,000 usable square feet contained in the Additional Space;

               (v) Base Rent, Monthly Rent and Additional Rent shall be increased based upon Exhibit B and the additional rentable square feet contained in the Additional Space;

               (vi) There shall be no free Rent period; and

               (vii) Tenant's right of first offer under this Paragraph 43 may not be assigned nor shall any assignee or subtenant of Tenant succeed to Tenant's rights under this Paragraph.

     44.  MONUMENT SIGNAGE.

          Landlord shall construct at its expense a monument sign near the Building for the purpose of advising the public of the names of the tenants of the Building. Tenant or its permitted assignee or subtenant of all of its space in the Building shall have the non-exclusive right, at Tenant's sole cost and expense, to install and maintain signage on the monument, in a space designated by Landlord which shall, in any event, not be the space at the top or the bottom of the monument, and the size, graphics and maximum letter size and placement of such signage subject to Landlord's approval, which signage shall be as large as the largest Tenant sign appearing on such monument sign, shall be as generally described on Exhibit H. Notwithstanding anything to the contrary herein, the size, location and the right to install such monument signage are subject to the prior approval of all governmental authorities having jurisdiction thereover, and Landlord shall use its commercially reasonable efforts to obtain such approvals at Landlord's expense. Tenant shall obtain any required approvals for its signage to be affixed to the monument sign at Tenant's expense. Landlord agrees, subject to the provisions of this Paragraph, that such monument sign shall be erected on or before the Commencement Date.

     45. LANDLORD DEFAULT.

          If Landlord should fail to perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of thirty (30) days (or such longer period as is reasonably necessary to remedy such default, provided Landlord shall diligently pursue such remedy until such default is cured) after Notice (the "Default Notice") thereof is given by Tenant to Landlord, then Tenant shall have the right (i) to cure such default, and Landlord shall reimburse Tenant for all reasonable sums expended in so curing said default.

     46  GOVERNING LAW.

          This Lease shall be governed by and construed in accordance with the laws of the State of Florida and venue for any suit, action or other proceeding in regard to or arising out of this Lease shall be exclusively in Palm Beach County, Florida, unless prohibited by applicable law.

     47. COUNTERPARTS.

          This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, as of the day and year first above written.

Signed, sealed and delivered
in the presence of:                         TENANT:

                                            CAPITAL FACTORS HOLDING, INC., a
                                            Florida corporation

(1)/s/ JENNIFER B. MOTLEY                   By:/s/ JOHN KIEFER          (SEAL)
   -----------------------                     ------------------------
Print Name:Jennifer B. Motley                  Name:  J. Kiefer
                                               Title: President & CEO

(2)/s/ MICHAEL G. LEVINE
   -----------------------
Print Name:Michael G. Levine

                                            LANDLORD:

                                            PARKWOOD PROPERTIES CORP.,
                                            a New York corporation

  (1)/s/ JOYCE ROSSI                        By:/s/ GREGORY D. SPOSITO   (SEAL)
     ---------------------                     -------------------------
  Print Name:Joyce Rossi                       Name:  Gregory D. Sposito
                                               Title: Vice President

(2  /s/ THOMAS T. O'BRIEN
    ---------------------
Print Name:Thomas T. O'Brien

                                    EXHIBIT B

                               BASE RENT SCHEDULE

BASE RENT SCHEDULE FOR INITIAL TERM:

         First 3 months       =     $0.00


         Lease Years 1 - 5    =     Monthly Rent of $26,026.00 which is Base
                                    Rent of $22.00 per rentable square foot of the Premises per annum.

         Lease Years 6 - 10   =     Monthly Rent of $28,392.00 which is Base
                                    Rent of $24.00 per rentable square foot
                                    of the Premises per annum.

BASE RENT SCHEDULE FOR RENEWAL TERMS:

         FIRST RENEWAL TERM:

         Lease Years 1 - 5     =    95% of "Fair Market Rental Rate" for a five
                                    (5) year lease extension (but the Base Rent shall be no less than Base Rent for the 10th Lease Year of the Initial Term) per rentable square foot of the Premises per annum.

         SECOND RENEWAL TERM:

         Lease Years 1 - 5     =    95% of "Fair Market Rental Rate" for a five
                                    (5) year lease extension (but the Base Rent shall be no less than Base Rent for the 5th
                                    Lease Year of the First Renewal Term) per rentable square foot of the Premises per annum.

          "Fair Market Rental Rate" for a five (5) year lease extension shall be determined as of the date that is three hundred (300) days prior to the commencement of the First Renewal Term or Second Renewal Term, as the case may be ("Determination Date"), as follows:

          (a) Within thirty (30) days following Notice of Tenant's exercise of its option to renew, Landlord shall give Tenant Notice of Landlord's proposed fair market rental rate for a five (5) year lease extension for the Premises. Within thirty (30) days following said Notice to Tenant, Tenant by Notice to Landlord shall either (i) accept the fair market rental rate proposed by Landlord, or (ii) elect to submit to binding arbitration to determine the Fair Market Rental Rate pursuant to (b) below or (iii) rescind the exercise of its option to renew. Failure of Tenant to give timely Notice under this paragraph
(a) shall be deemed an election by Tenant of (i) above.

          (b) In the event Tenant timely elects (ii) in the preceding paragraph
(a), the Fair Market Rental Rate for a five (5) year lease extension for the Premises shall be determined as follows:

              (i) Landlord and Tenant shall have ten (10) days from the date of delivery of Tenant's Notice of its election to arbitrate within which to select one arbitrator acceptable to both parties. If the parties fail to agree on such selection during the ten-day period, either party may promptly request the American Arbitration Association (or its successor) to appoint an arbitrator for the matter. The appointed arbitrator shall have as a minimum the following qualifications: MAI certification, ten (10) years experience in appraising office building real estate in

Palm Beach County, Florida, generally recognized competence in the valuation of office building real estate in Palm Beach County, Florida, and never having been a direct or indirect employee or agent of either Landlord or Tenant.

              (ii) Not later than the thirtieth (30th) day following the selection or appointment, as the case may be, of the arbitrator, Landlord and Tenant shall each submit to the arbitrator, in writing, a good faith determination of the fair market rental rate of the Premises for a five (5) year lease extension as of the Determination Date in its then existing "As Is" condition. If a party fails to submit its good faith determination as required, the arbitrator shall adopt as its determination of the Fair Market Rental Rate for a five (5) year lease extension the higher of (1) the good faith determination submitted by the other party, or (2) the Base Rent under this Lease for the Lease Year immediately preceding the first Lease Year of the First or Second Renewal Term, as the case may be.

               (iii) The arbitrator shall choose either Landlord's or Tenant's good faith determination of the fair market rental rate for a five (5) year lease extension for the Premises and the arbitrator's selection shall be final and binding on the parties; provided, however, if the arbitrator's choice of Landlord's or Tenant's good faith determination would result in (A) a Base Rent rate less than the Base Rent rate in effect during the Lease Year immediately preceding the first Lease Year of the First or Second Renewal Term, as the case may be, the arbitrator's final determination shall be a Fair Market Rental Rate which will produce a Base Rent equal to the Base Rent in effect during the Lease Year immediately preceding the first Lease Year of the First or Second Renewal Term, as the case may be or (B) a Base Rent of more than 115% of the Base Rent that would result from using Landlord's proposed fair market rental rate for the Premises provided pursuant to paragraph (a) of this Exhibit B, then the arbitrator's final determination shall be a Fair Market Rental Rate which will produce a Base Rent equal to 115% of the Base Rent which would result from using Landlord's proposed fair market rental rate for the Premises provided pursuant to paragraph (a) of this Exhibit B. In determining the Fair Market Rental Rate of the Premises and which of Landlord's or Tenant's determinations to select, the arbitrator shall give primary consideration to the market rents on the Determination Date in comparable office buildings in downtown Boca Raton, Florida, for renewal tenants occupying space similar in size, condition and location to that of the Premises pursuant to leases having terms and conditions similar to those of this Lease; the arbitrator shall not consider any potential savings to Landlord by reason of Landlord not having to secure a new tenant for the Premises (including, without limitation, any potential savings in leasing commissions, leasehold improvements, rent concessions or abatements, or lost rental income during any period of vacancy). From the date of the later submission to the arbitrator of Landlord's or Tenant's determination of the fair market rental rate, or from thirty (30) days after the selection or appointment of the arbitration if a party shall have failed to submit a good faith determination as required above, as the case may be, the arbitrator shall have thirty (30) days within which to render a written decision as to the Fair Market Rental Rate of the Premises. If the arbitrator fails to render a decision within said 30-day period, either party shall have the right to apply to the American Arbitration Association for a decision. The arbitration shall be held in Boca Raton, Florida.

               (iv) The cost of the arbitration shall be shared equally by Landlord and Tenant.

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                                    EXHIBIT F

                            TENANT BUILDOUT ALLOWANCE
                            (Merrill Lynch Building)

This Exhibit F sets forth the respective obligations of, and the procedures to be followed by, Landlord and Tenant in the design and construction of those improvements which will prepare the Premises for Tenant's use and occupancy (the "Tenant Buildout"), including the payment of design and construction costs. Capitalized terms not otherwise defined herein shall have the meaning set forth in that certain Office Lease Agreement to which this exhibit is attached (the "Lease"). Paragraph 29 of the Lease sets forth the amount and other details regarding the Buildout Allowance.

I.       DEFINITIONS.

         1.0  As used in the Lease and this Exhibit F:

                  1.0.1 The term "Building Standard Improvements" refers to those improvements set forth in Section 3.4 of this Exhibit.

                  1.0.2 The term "Building Standard" refers to those brands, designs, finishes or techniques selected by Landlord for construction of the Building Standard Improvements.

                  1.0.3 The term "Non-Building Standard" means brands, designs, finishes and techniques other than those selected by Landlord.

                  1.0.4 The term "Non-Building Standard Improvements" means improvements to the Premises in addition to those improvements set forth in
Section 3.4 of this Exhibit.

II.      GENERAL PROCEDURES FOR PREPARING PLANS AND SPECIFICATIONS.

         2.0 Tenant's Space Planner will prepare a Space Plan for the Premises. Tenant agrees, within ten (10) days of the date Tenant executes the Lease, for Tenant's Space Planner to meet with Landlord's agent or Landlord's Space Planner to establish criteria for preparation of a Space Plan. Criteria shall include:

                  2.0.1 Approximate location of all partitions, doors, electrical and telephone outlets and switches. Special requirements for electrical and telephone circuits.

                  2.0.2    Type and color of wall and floor covering.

                  2.0.3 Details of all millwork, corridor entrances, water and drain supply requirements and Non-Building Standard electrical outlets.

                  2.0.4 Information on Non-Building Standard Improvement HVAC requirements.

                  2.0.5 Weight, dimension and location of exceptionally heavy equipment.

                  2.0.6    Dimensions of all equipment to be built in.

                  2.0.7    Lighting arrangement.

Tenant agrees that within thirty (30) days of its Space Planner's meeting with Landlord's agent or Landlord's Space Planner to provide Landlord with Tenant's proposed Space Plan.


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Within ten (10) days of Landlord's receipt of Tenant's proposed Space Plan,
Landlord will provide Tenant with Landlord's approval of Tenant's proposed Space Plan or Landlord's specific objections thereto. Tenant shall have five (5) days thereafter to submit its corrected Space Plan to Landlord.

         2.1 Within thirty (30) days of Landlord's approval of Tenant's Space Plan, the Florida licensed architect engaged by Tenant ("Tenant's Architect") shall provide the following construction plans and drawings to Landlord:

                  2.1.1 Complete finished and detailed construction drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets and switches, finish schedule, toilets and other plumbing, and other work required for Tenant's Buildout. Tenant Buildout does not include network wiring or data communication links.

                  2.1.2 Complete mechanical and electrical drawings and specifications (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work required for Tenant Buildout.

                  2.1.3 Complete plans and specifications for all the Tenant Buildout contemplated.

                  2.1.4 All of Tenant's plans and specifications shall satisfy the requirements of all applicable governmental authorities.

         2.2 All Non-Building Standard work or Tenant Buildout desired by Tenant shall in Landlord's opinion, equal or exceed the quality established by the Building Standard Improvements as listed herein.

         2.3 All plans and specifications are expressly subject to Landlord's written approval, which Landlord covenants it will not unreasonably withhold or delay.

         2.4 Following approval by Landlord, any changes, modifications or alterations of or to Tenant's drawings and specifications requested by Tenant shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Any reasonable charges, expenses or costs, incurred by Landlord in approving said changes, modifications or alterations shall be paid by Tenant out of the Buildout Allowance to the extent there are sufficient funds available in the Buildout Allowance, or directly by Tenant, if there are not sufficient funds in the Buildout Allowance. No changes, modifications or alterations of or to any approved drawings shall be made without the prior written consent of Landlord after written request therefor by Tenant.

         2.5 Landlord will cause Tenant's plans and specifications to be filed with the appropriate governmental agencies. Tenant shall be responsible for all application and permit fees and for all corrections required by such governmental authorities to such plans and specifications, and for all costs relating to same.

III.     LANDLORD'S OBLIGATIONS TO CONSTRUCT AND PAY FOR TENANT BUILDOUT.

         3.0 Section 3.3 contains a general description of the Building construction, and limitations of same, which will be provided by Landlord, at Landlord's expense. Selection of structural systems, materials and finishes will be by Landlord. A detailed description of Landlord's construction will be set forth in Landlord's plans and specifications for the Building which will be available for review by Tenant and Tenant's space planner, Tenant's Architect and engineer.

         3.1 If the work described in Tenant's drawings and specifications requires additions or changes to Landlord's plans and specifications or additions or changes to Landlord's construction obligations under this Article III, such changes shall be subject to Landlord's approval, which Landlord may give at its sole discretion; for such changes approved by Landlord, Tenant agrees to pay Landlord any increased cost resulting from the additions or changes including construction expenses and architectural and engineering costs.


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         3.2 Landlord's construction and standard finishes are designed for normal office use. Any reference to construction by Landlord to code requirements shall be deemed to mean code requirements for normal office use.

         3.3 Landlord shall provide a shell office building at Landlord's expense to contain the Premises as hereinafter set forth:

                  3.3.1 All structural wall, floor and roof support systems to support office floor live loads including partitions, ceilings, etc., of eighty
(80) pounds per square foot.

                  3.3.2 All exterior glass, unfinished walls and unfinished columns.

                  3.3.3 Ground floor lobby and all stairs and elevators per
                        code.

                  3.3.4 Electrical service shall be distributed to the electrical room on the fifth floor including main panels with step-down transformer, and run to the VAV boxes provided for in 3.3.5 below.

                  3.3.5 Main air conditioning, including air handling equipment, is a split system feeding VAV boxes. VAV boxes (in no event to exceed 20 per floor) will be installed in accordance with Tenant's plans. However, distribution ductwork, dampers, diffusers and thermostats, and connections to the Building automation system are Tenant's expense.

                  3.3.6 Fire sprinkler system distributed throughout the space with upright heads ready for expansion and adjustment when ceiling is installed.

                  3.3.7 Mechanical equipment room with air handler per floor shall be provided and completed by Landlord.

                  3.3.8 Construction of the fifth floor restrooms based upon Building standard finishes. However, the construction of the fifth floor lobby area to be the responsibility and expense of Tenant; and

                  3.3.9 All other work in the Premises shall be completed under the Tenant Buildout Allowance at Tenant's expense.

         3.4 Landlord has established components designated as Tenant Buildout which shall be considered the Building Standards for Tenant finish, materials and equipment. Tenant has agreed to accept the Buildout Allowance provided for in the Lease. Tenant's Buildout specified by Tenant shall equal or exceed the Building Standard Improvements in terms of quality, function and cost.

                  3.4.1    The Building Standard Improvements include:

                  A.       Partition

                           1. Building Standard interior space partitions, 3 5/8" metal studs with 1/2" drywall at 24" on center, to 6" above finished ceiling height.

                           2. Building Standard perimeter walls for the Premises, 3 5/8" metal studs, 24" on center with 5/8" type "x" gypsum board, partition to slab with insulation.

                  B.       Ceiling System

                           1. Minimum finished interior ceiling height to be 9' above finished floor.

                           2. Ceiling grid and tile to be Armstrong Cirrus Ceiling Systems, 2' x 2' tegular acoustical tile, white with 9/16" fineline ceiling grid, acoustical suspension system, color white.


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                  C.       Light Fixtures

                           1. Building Standard 2 x 4 parabolic 3 - lamp lay-in fluorescent fixtures. Electric ballast T-8 lamps.

                  D.       Window Treatment

                           1. Building Standard brushed aluminum finish Levelor blindsin all exterior windows within the Premises.

                  E.       Doors and Hardware

                           1. Interior doors to be solid core 3'0" x 8'0" stain grade doors.

                           2.        a)    Suite entry/exit doors to be solid
                                           core 3'0" x 8'0" stain grade "C"
                                           label oak doors, with door closer
                                           to comply with building codes.

                                    b)     Ground Floor - 1/2" tempered glass,
                                           stainless steel, top and bottom rail,
                                           push/pull bar, minimum 9' height.

                           3. Door hardware to be Schlage Elite Series, STRADA lever handle, chrome finish with matching hinges. Provide lockset on all entry/exit doors. Entry doors to be mortise locks, Tenant doors to be cylinder locks.

                           4. Door frames to be 2" hollow metal frames, painted finish.

                           5.       Building standard signs for Tenant
                                    (excluding the monument sign plaque).

                  F.       Mechanical/Electrical Systems

                           1. All mechanical, electrical and plumbing systems to conform to existing building systems.

                  G.       Building Standard Finish Materials

                           1. Building Standard carpet to be 30 oz. cut pile over pad. Alternate: 26 oz. loop direct glue down (color to be selected by Tenant).

                           2.       Building Standard base to be 3.5" paint
                                    grade wood.

                           3. Walls to receive two coats of flat latex enamel by Benjamin Moore or equal (color to be selected by Tenant).

                           4. Vinyl tile flooring to be 12" x 12" x 3/8" composition tile, Armstrong Standard Excelon (color to be selected by Tenant).

                           5. Rubber base to be provided in vinyl tile areas, by Roppe 4" cove style (color to be selected by Tenant).

                  H.       Above Standard and Non-Building Standard Improvements

                           1. All Non-Building Standard Improvements shall be considered the Tenant's responsibility and shall be at the Tenant's sole cost and expense. Such items shall include, but are not limited to, the following: custom millwork, upgraded ceiling and lighting treatments, special mechanical and/or electrical requirements, any plumbing items, i.e.: coffee bars, rest rooms, etc., as well as upgraded finish selections.


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          3.4.2 Landlord reserves, in its sole and absolute discretion the right to determine the Building Standards for the Building. Tenant does not have the right to cancel this Lease because the Building Standard specifications were not fully available at the time of execution of the Lease.

IV.      CONSTRUCTION OF TENANT BUILDOUT

     4.0 Landlord agrees to construct Tenant Buildout in accordance with the drawings and specifications prepared by Tenant's Architect and approved by Landlord under Article II and Landlord agrees to enter into a construction contract with the contractor selected by the process herein set forth. Except as may be provided in 4.4 below, Landlord is responsible for Landlord's costs of supervision and management of the Tenant Buildout.

     4.1 All mechanical, structural, electrical or plumbing modifications to the Building (and not the Premises) required by Tenant shall be performed by Landlord's contractor or contractors approved by Landlord. Furthermore, Landlord shall not be obligated to specify subcontractors.

     4.2 Landlord and Tenant's Architect shall prepare bid specifications and Landlord shall competitively bid Tenant's construction plans and specifications to the following general contractors approved by Landlord and Tenant, to wit:
Miller Construction Company, GSD Contractors, Inc., and City Construction Group. Copies of each bid response shall be furnished to Tenant's Architect by Landlord. Landlord shall contract with the lowest bidder to construct the Tenant Buildout.

     4.3 Tenant shall have the right to utilize the construction management firm of its choice ("Tenant's Construction Manager") to oversee and manage all construction and design related aspects of the Tenant Buildout and to act as Tenant's construction coordination representation. Tenant's Construction Manager's activities shall be subject to the provisions of the Lease and the exhibits hereto.

     4.4 For purposes of reconciling any amounts due from the Tenant to Landlord under this Exhibit F, the Buildout Allowance granted Tenant under the Lease shall be deducted from the sum of (i) any governmental or permitting fees incurred by Landlord under Article II of this Exhibit F; (ii) architectural fees of Tenant's Architect and architectural and engineering fees and construction costs incurred by Landlord under Section 3.1 of this Exhibit F; (iii) Landlord's contract price for construction of Tenant Buildout under Article IV of this Exhibit F together with Tenant's requested changes thereto (including, without limitation, labor, materials, overhead, general conditions, sales tax, bonds and permits and plan check fees); (iv) the cost of any other Tenant's work (including preparation of drawings and specifications for Tenant Buildout) done by Landlord for Tenant (v) the cost of Tenant's Space Planner, Tenant's Architect, engineer, and Tenant's Construction Manager incident to the Tenant Buildout, (vi) any reasonable charges, expenses or costs incurred by Landlord in receiving and/or approving any of Tenant's requested changes, modifications or alterations of or to Tenant's drawings and specifications, and (vii) the cost of providing or upgrading water, heating, cooling, air or electrical facilities for the remainder of the Building should Tenant Buildout require Excess Consumption (defined below) from existing facilities, but only to the extent necessary to compensate for Tenant's Excess Consumption. "Excess Consumption" is defined as consumption of electrical current (in excess of 110 volts), water, heat, cooling or compressed air (if compressed air is furnished by Landlord) in excess of that which would be provided to the Premises were the Premises to be (A) built with Building Standard Improvements only; (B) used as general office space during normal hours; and (C) equipped only with word processors, personal computers, typewriters, desk calculators, dictation equipment and copy machines each with power requirements of 15 amperes or less. Tenant agrees to pay Landlord any excess of the sum of (i) through (vii) minus the Tenant Buildout Allowance within ten (10) days after receipt of a statement therefor from Landlord. If the Tenant Buildout Allowance exceeds the sum of (i) through (vii), Landlord shall retain the surplus and Tenant shall not be entitled to any portion of such surplus. Any failure of Tenant to pay said costs when due shall constitute a default under the terms of the Lease in like manner as the failure to pay rental when due.

     4.5 If the estimated total Tenant Buildout costs exceed the Buildout Allowance, Landlord may estimate the amount of any excess amounts to be paid by Tenant under this Article IV and require Tenant to prepay the estimated excess costs prior to performance of any work or authorization of any service. Any failure of Tenant to pay said costs within ten (10) days after

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Landlord has given Tenant Notice therefor shall constitute a material default by Tenant under the terms of the Lease.

V.   COMPLETION OF TENANT BUILDOUT.

     5.1 Landlord agrees to obtain any Certificate of Occupancy required by the local building department or other governmental agency.

     5.2 The term "Substantial Completion" as used in this Exhibit F or in the Lease means that state of completion of the Premises which will allow Tenant to begin Tenant's occupation of the Premises without material interference from Landlord's contractor or material delay caused by Landlord's failure to have completed Landlord's work under Sections 3.3 and/or 4.0 of this Exhibit.

     5.3 Notwithstanding any time period established herein for the submission and approval of Tenant's plans or for the construction of improvements, the Lease Term and Tenant's obligation to pay Rent shall commence as set forth in
Section 1 of the Lease; provided, however, if the Commencement Date is determined under Section 1 of the Lease by the date of Substantial Completion, said Commencement Date will be accelerated one day for each day Substantial Completion is delayed by reason of:

          5.3.1 Tenant's failure to provide the Space Plan, the construction drawings and specifications and any changes thereto within the time periods required hereby.

          5.3.2 Tenant's changes in Tenant's Space Plan or construction plans and specifications after initial approval by Landlord.

          5.3.3 The performance by a person, firm or corporation employed by Tenant and the completion of said work by said person, firm or corporation including delays to Landlord's contractor caused by Tenant's contractor.

          5.3.4 It is Landlord's and Tenant's intention that Substantial Completion shall be deemed to have occurred upon that date which would be the date of Substantial Completion were the Premises to be constructed with the Building Standard Improvements.